UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

OWLET, INC.
(Name of Registrant as Specified in its Charter)

________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 Owlet, Inc.
2940 W Maple Loop Drive, Suite 203
Lehi, Utah 84048

June 30, 2026
Dear Fellow Stockholders:
I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Owlet, Inc. (“Owlet”) on Wednesday, August 12, 2026 at 1:00 p.m. (Eastern Time). Our Annual Meeting will be completely virtual, and you will not be able to attend the Annual Meeting in person. We believe this format will provide a consistent experience for our stockholders and allows all stockholders with Internet connectivity to participate in the Annual Meeting regardless of location. Our Annual Meeting will be conducted via live webcast, and you can access the Annual Meeting at www.virtualshareholdermeeting.com/OWLT2026.

We are using the “Notice and Access” method of providing proxy materials to our stockholders by electronic delivery via the Internet. We believe electronic delivery expedites your receipt of and provides convenient access to our proxy materials, reduces the environmental impact of the Annual Meeting and reduces proxy material printing and distribution costs. Under this method, we have sent a Notice of Internet Availability of Proxy Materials (the “Notice & Access Card”) to stockholders of record as of the close of business on June 15, 2026 (the “Record Date”). The notice contains instructions on how to access our 2026 Proxy Statement (the “Proxy Statement”) and 2025 Annual Report and vote electronically on the Internet. This notice and our Proxy Statement also contain instructions on how to request and receive a printed copy of our proxy materials if you prefer.

To attend and participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/OWLT2026 or follow the instructions provided by your bank or broker. Please be advised that only stockholders who held Owlet shares as of the close of business on the Record Date are entitled to notice of and will be permitted to participate and vote at the Annual Meeting. Your proxy card, voting instruction form or Notice and Access Card will include a 16-digit control number. Upon entering your control number online, you will receive further instructions, including unique hyperlinks that will allow you to access, submit questions and vote at the virtual Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote. It is important that your shares be represented and voted at the Annual Meeting. Please promptly cast your vote by telephone or electronically via the Internet or, if you requested to receive printed proxy materials, by completing and returning your signed proxy card in the enclosed postage-paid envelope or to the address indicated on your proxy card or voting instruction form. Voting electronically, by telephone or by returning your proxy card does not deprive you of the right to attend the Annual Meeting virtually and vote your shares during the Annual Meeting for the business matters acted upon. Additional attendance, participation and voting information is included in the Proxy Statement and with your proxy materials.

As Co-Founder, President and Chief Executive Officer of Owlet, I am inspired by our customers and deeply committed to helping parents find joy and extra peace of mind in parenting through our industry-leading digital health infant monitoring platform. On behalf of the Board of Directors and management, we appreciate your continued support, confidence and investment in Owlet.

Kurt Workman
Co-Founder,
President and Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, August 12, 2026, 1:00 p.m. (Eastern Time)
Virtual Meeting Only – No Physical Meeting Location

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Owlet, Inc. (the “Company”) will be held on Wednesday, August 12, 2026, at 1:00 p.m. (Eastern Time). The Annual Meeting will be completely virtual, and you will not be able to attend the Annual Meeting in person. The Annual Meeting will be conducted via live webcast at www.virtualshareholdermeeting.com/OWLT2026, and stockholders will be able to attend, vote and submit questions via the Internet during the webcast.

Items of Business

1.	Elect Marc F. Stoll and Kurt Workman as Class II directors to hold office until the Company’s 2029 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	Approve a non-binding advisory vote to approve compensation of our named executive officers for 2025, as described in this proxy statement;

3.	Hold a non-binding advisory vote on whether future advisory votes to approve the compensation of our named executive officers should be held every one, two or three years;

4.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026;

5.	Approve an amendment to the Amended and Restated Owlet, Inc. 2021 Incentive Award Plan, as amended (the “2021 Plan”), to increase the number of shares of Common Stock reserved for issuance thereunder; and

6.	Transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

Record Date
The record date for the Annual Meeting is June 15, 2026 (“Record Date”). Only holders of shares of Common Stock, Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Series A Preferred Stock”) and Series B Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Series B Preferred Stock”) as of the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote on all business transacted at the Annual Meeting or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to the Company at legal@owletcare.com, stating the purpose of the request and providing proof of ownership of Company stock.

Voting Your Proxy
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save the Company the expense of further solicitation. Stockholders are encouraged to attend, participate in and vote at the Annual Meeting via the live webcast. Whether or not you plan to attend the Annual Meeting, your vote is important. Please promptly complete and return your signed proxy card in the enclosed envelope or submit your proxy by telephone or via the Internet as described on your proxy card or voting instruction form. As described in the 2026 Proxy Statement (the “Proxy Statement”), you may also vote electronically at the Annual Meeting if you attend and participate in the Annual Meeting.

Annual Meeting Attendance and Participation
Please be advised that to attend and participate in the Annual Meeting, you must either visit www.virtualshareholdermeeting.com/OWLT2026 and enter the 16-digit control number (included on your proxy card or Notice of Internet Availability of Proxy Materials) or follow the instructions provided by your bank or broker. Upon entering your control number, you will receive further instructions, including unique hyperlinks that will allow you to access, submit questions and vote at the Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the Annual Meeting.

Please refer to the accompanying Proxy Statement for additional details and important information about the Annual Meeting.

By Order of the Board of Directors:

Kurt Workman
Co-Founder,
President and Chief Executive Officer and Director

June 30, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 12, 2026: This Notice of Annual Meeting of Stockholders, the 2026 Proxy Statement and the 2025 Annual Report to Stockholders are available free of charge at www.proxyvote.com.

Owlet, Inc.
2940 W Maple Loop Drive, Suite 203
Lehi, Utah 84048

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

This 2026 proxy statement (the “Proxy Statement”) includes certain information about Owlet, Inc. (the “Company,” “Owlet,” “we,” “us” or “our”), and is being solicited by the Company’s Board of Directors (the “Board”), in connection with our 2026 Annual Meeting of Stockholders to be held virtually on Wednesday, August 12, 2026 at 1:00 p.m. (Eastern Time) and any continuation, postponement or adjournment thereof (the “Annual Meeting”). You should read this Proxy Statement carefully before voting at the Annual Meeting. For more complete information regarding Owlet’s 2025 performance, you are encouraged to review the Company’s 2025 Annual Report to Stockholders (the “2025 Annual Report”) or our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”).
References in this Proxy Statement to “Old Owlet” refer to Owlet Baby Care Inc., and “2025,” “2024” and other years refer to the Company’s fiscal year for the respective period indicated. Websites referenced throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of, and is not incorporated by reference into, this Proxy Statement.
On or about June 30, 2026, this Proxy Statement and an accompanying proxy card will first be mailed to stockholders or made available to stockholders electronically via the Internet at www.proxyvote.com and on our Investor Relations website at www.investors.owletcare.com. Our website is not part of this Proxy Statement; references to our website address in this Proxy Statement are intended to be inactive textual references only.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
When and where will the Annual Meeting be held?

The Annual Meeting will be held on Wednesday, August 12, 2026 at 1:00 p.m. (Eastern Time). The Annual Meeting will be a virtual meeting that will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OWLT2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice & Access Card”), on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on the June 15, 2026 record date (the “Record Date”).
Why is the Company holding a virtual meeting?
We want to use the latest technology to provide expanded access, improved communication and cost savings for the Company and our stockholders while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, we believe this format will provide a consistent experience to our stockholders, allow stockholders with Internet connectivity to participate in the Annual Meeting regardless of location and a virtual meeting enable increased stockholder attendance and participation because stockholders can participate from any location around the world.
How do I attend the Annual Meeting?
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice & Access Card or proxy card that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank, broker or other nominee to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions. The meeting webcast will begin promptly at 1:00 p.m. (Eastern Time). We encourage you to access the meeting prior to the start time, and please refer to the proxy materials and visit www.virtualshareholdermeeting.com/OWLT2026 for additional information regarding online check-in times and procedures.

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/OWLT2026. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/OWLT2026.

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/OWLT2026 on the day of the Annual Meeting.

•	Webcast starts at 1:00 p.m. (Eastern Time).

•	You will need your 16-digit control number to enter the Annual Meeting.

•	Stockholders may submit questions while attending the Annual Meeting via the Internet.
What am I being asked to vote on at the Annual Meeting?
You are being asked to vote on the following five proposals described in this Proxy Statement:

Proposal 1:
Elect Marc F. Stoll and Kurt Workman as Class II directors to hold office until the Company’s 2029 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

Proposal 2:	Approve a non-binding advisory vote to approve compensation of our named executive officers for 2025, as described in this proxy statement.

Proposal 3:	Hold a non-binding advisory vote on whether future advisory votes to approve the compensation of our named executive officers should be held every one, two or three years.

Proposal 4:	Ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2026.

Proposal 5:	Approve an amendment to the Owlet, Inc. 2021 Incentive Award Plan, as amended (the “2021 Plan”), to increase the number of shares of Common Stock reserved for issuance thereunder (the “Plan Amendment Proposal”).

Could other matters be decided at the Annual Meeting?
At the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof for consideration, and you are a registered stockholder and have submitted a proxy card, the persons named in your proxy card (the “Named Proxies”) will have the discretion to vote on those matters for you.
When is the Record Date, and who is entitled to vote?
All holders of record of shares of Common Stock, Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Series A Preferred Stock”) and Series B Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Series B Preferred Stock”) at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Except as otherwise provided in the certificates of designation relating to the Series A Preferred Stock and Series B Preferred Stock or as required by law, holders of shares of Series A Preferred Stock and Series B Preferred Stock are entitled to vote with the holders of shares of Common Stock (and any other class or series that may similarly be entitled to vote with the holders of Common Stock) and not as a separate class, at any annual or special meeting of stockholders of the Company.

At the close of business on the Record Date, there were 29,063,954 shares of Common Stock issued and outstanding and entitled to vote, 11,479 shares of Series A Preferred Stock issued and outstanding, representing 1,673,320 shares in voting power entitled to vote, and 9,250 shares of Series B Preferred Stock issued and outstanding, representing 1,199,348 shares in voting power entitled to vote.

Each share of Common Stock entitles its holder to one vote. Each share of Series A Preferred Stock and Series B Preferred Stock entitles its holder to a number of votes equal to the whole number of shares of Common Stock into which a share of Series A Preferred Stock and Series B Preferred Stock, respectively, can be converted.

How do I vote my shares without attending the Annual Meeting?
You may vote your shares prior to the Annual Meeting in any of the following three ways:

•
Internet — Visit www.proxyvote.com or the website shown on your Notice & Access Card, proxy card or voting instruction form, and follow the instructions on how to vote your shares and complete an electronic proxy card. You will need the 16-digit control number included on your Notice & Access Card to vote by Internet.

•
Telephone — Call 800-690-6903 or the toll-free telephone number shown on your Notice & Access Card, proxy card or voting instruction form. You will need the 16-digit control number included on your Notice & Access Card to vote by telephone.

•
Mail — Complete, sign and date your proxy card where indicated, and return the proxy card in the postage-paid envelope provided to you. You should sign your name exactly has it appears on the proxy card. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions on how to vote from the bank, broker or other nominee. You must follow the instructions of such bank, broker or other nominee in order for your shares to be voted.
How do I vote my shares during the Annual Meeting?
You may vote your shares electronically during the Annual Meeting, even if you have previously submitted your vote. To vote at the Annual Meeting, you must attend the Annual Meeting. To attend and participate in the Annual Meeting, you must either visit www.virtualshareholdermeeting.com/OWLT2026 and enter the 16-digit control number (included on your proxy card or Notice of Internet Availability of Proxy Materials) or follow the instructions provided by your bank or broker. Upon entering your control number at www.virtualshareholdermeeting.com/OWLT2026, you will receive further instructions, including unique hyperlinks that will allow you to access, submit questions and vote at the Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the Annual Meeting.
What is the deadline for submitting a proxy?
In order to be counted, proxies submitted by beneficial owners via the Internet and telephone voting facilities will close for stockholders of record as of the Record Date at 11:59 p.m. (Eastern Time) on August 11, 2026. Proxy cards with respect to shares held of record must be received prior to the start of the Annual Meeting.
How does the Board recommend that I vote?
The Board recommends that you vote:

•	FOR the each of the Class II director nominees to the Board set forth in this Proxy Statement.

•	FOR the non-binding advisory vote to approve compensation of our named executive officers for 2025, as described in this Proxy Statement.

•	TO select a one-year frequency of future non-binding advisory votes to approve the compensation of our named executive officers.

•	FOR the ratification of the appointment of PwC as our independent registered public accounting firm for 2026.

•	FOR the amendment to the 2021 Plan to increase the number of shares of Common Stock reserved for issuance thereunder.

What is the voting requirement to approve each proposal?

Proposal 1:
Our directors are elected by a plurality of the votes cast. This means that the two director nominees at the Annual Meeting receiving the highest number of affirmative “FOR” votes cast, by holders of shares of Common Stock and shares of the Series A Preferred Stock and Series B Preferred Stock voting, in each case, on an as-converted-to-Common Stock basis (not to exceed the Share Cap as described on page 52), voting together as a single class, will be elected.

Proposal 2:	The proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers for 2025 requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter, which includes holders of shares of Common Stock and shares of the Series A Preferred Stock and Series B Preferred Stock voting, in each case, on an as-converted-to-Common Stock basis (not to exceed the Share Cap as described on page 52), voting together as a single class.

Proposal 3:	The selected frequency of future non-binding advisory votes to approve the compensation of our named executive officers that receives the highest number of affirmative votes of the votes cast (excluding abstentions and broker non-votes), which includes holders of shares of Common Stock and shares of the Series A Preferred Stock and Series B Preferred Stock voting, in each case, on an as-converted-to-Common Stock basis (not to exceed the Share Cap as described on page 52), voting together as a single class, will be considered the non-binding advisory vote of our stockholders.

Proposal 4:	The proposal to ratify the appointment of PwC as our independent registered public accounting firm for 2026 requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter, which includes holders of shares of Common Stock and shares of the Series A Preferred Stock and Series B Preferred Stock voting, in each case, on an as-converted-to-Common Stock basis (not to exceed the Share Cap as described on page 52), voting together as a single class.

Proposal 5:	The proposal to amend the 2021 Plan to increase the number of shares of Common Stock reserved for issuance under the 2021 Plan requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter, which includes holders of shares of Common Stock and shares of the Series A Preferred Stock and Series B Preferred Stock voting, in each case, on an as-converted-to-Common Stock basis (not to exceed the Share Cap as described on page 52), voting together as a single class (“Capital Stock Vote”).

Additionally, this proposal requires, under the certificate of designations applicable to such shares, the separate vote of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock as of the Record Date (a “Series A Vote”) and the separate vote of the holders of at least a majority of the outstanding shares of the Series B Preferred Stock as of the Record Date (a “Series B Vote”).
What if I do not specify how my shares are to be voted?
If you submit your proxy card but do not indicate any voting instructions, the Company, by way of the Named Proxies, will vote your shares FOR the election of each of the Class II director nominees named in Proposal 1 and FOR Proposals 2, 4 and 5, and ONE YEAR for Proposal 3.
Can I change my vote after I have delivered my proxy card or voting instruction form?
Yes. Regardless of whether you voted by Internet, telephone or mail, if you are a registered stockholder, you may change your vote and revoke your proxy by taking one of the following actions:

•
Delivering a written notice of revocation to our Corporate Secretary at our principal executive offices (our address is provided under the “Principal Executive Offices” section), provided such statement is received no later than August 11, 2026.

•	Voting again by Internet or telephone at a later time but before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on August 11, 2026.

•	Submitting a properly signed proxy card with a later date that is received by the Company no later than August 11, 2026.

•	Attending the Annual Meeting and voting during the Annual Meeting live webcast.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company’s Corporate Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.
What is the difference between a registered stockholder and a beneficial owner or “street name” holder?
If your shares are registered in your name directly with Continental Stock Transfer & Trust Company, our stock transfer agent, you are considered a stockholder of record, or a registered stockholder, of those shares.
If your shares are held on your behalf by a broker, bank or other nominee, you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” With respect to those shares, your bank, broker or other nominee is considered the registered stockholder and should provide you with a Notice & Access Card or voting instruction form for you to use in directing the bank, broker or other nominee on how to vote your shares. Please refer to the information from your bank, broker or other nominee on how to submit your voting instructions.
What constitutes a quorum?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. If you sign and return your proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.
Virtual attendance of a stockholder at the Annual Meeting constitutes presence in person for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes (described below) will be included for purposes of determining whether a quorum is present at the Annual Meeting.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, then (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
What are abstentions and broker non-votes?
Abstentions. If you specify on your proxy card that you “abstain” from voting on an item, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum and have no effect on the voting results for Proposals 1, 2, 3 or 4. For the purpose of determining whether the stockholders have approved Proposal 5, abstentions will have no effect on the Capital Stock Vote and will have the same effect as an “against” vote on each of the Series A Vote and Series B Vote.
Broker Non-Votes. Generally, a broker non-vote occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (ii) the broker lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner, without voting instructions from such beneficial owner, on routine matters, such as the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 4). On the other hand, all other proposals are non-routine matters and, absent voting instructions from the beneficial owner of such shares, your broker does not have discretion and is not entitled to vote shares held for a beneficial owner on such matters. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the matters voted upon other than Proposal 5. For the purpose of determining whether the stockholders have approved Proposal 5, broker non-votes will have no effect on the Capital Stock Vote and will have the same effect as an “against” vote on each of the Series A Vote and Series B Vote.
What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
If you encounter any technical difficulties with accessing or participating in the Annual Meeting via the virtual meeting website on the meeting day, please contact technical support at the email address or telephone number displayed on the virtual Annual Meeting webpage on the www.virtualshareholdermeeting.com/OWLT2026 website.
Who will count the votes?
Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.
Who will pay for the cost of this proxy solicitation?
The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. We may also engage the services of a proxy solicitor to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $75,000 in the aggregate.
Where can I find the voting results of the Annual Meeting?
We intend to announce the preliminary voting results at the Annual Meeting, and we expect to publish the final voting results in a Current Report on Form 8-K filed with the SEC within the four business day deadline of the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS
Board Size and Structure
Our Certificate of Incorporation provides that the number of directors shall be established from time to time by our Board of Directors. Our Board has fixed the number of directors at eight, and as of the date of this Proxy Statement, there are eight members of our Board of Directors.
Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class of directors must stand for reelection no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of their successor or their earlier death, resignation, disqualification or removal. Generally, subject to the Amended and Restated Stockholders Agreement described herein, vacancies or newly created directorships will be filled, upon the recommendation of the Nominating and Corporate Governance Committee, only by (i) the vote of a majority of the directors then in office, although less than a quorum, or (ii) a sole remaining director. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation, disqualification or removal.
Current Directors, Classes and Terms
Our current directors and their respective classes and terms are set forth below. The current term of the Class II directors ends at the Annual Meeting, and Class I and Class III at the 2028 and 2027 annual meeting of stockholders, respectively.

CLASS I	CLASS II	CLASS III

Zane M. Burke	Marc F. Stoll	Laura J. Durr

John C. Kim	Kurt Workman	Amy N. McCullough

Melissa A. Gonzales		Lior Susan
Nominees for Director
Mr. Stoll and Mr. Workman have been, upon the recommendation of the Nominating and Corporate Governance Committee, nominated by the Board to stand for election. As the directors assigned to Class II, the current terms of service for Messrs. Stoll and Workman will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Messrs. Stoll and Workman will each serve for a term expiring at our annual meeting of stockholders to be held in 2029 (the “2029 Annual Meeting”) and until the election and qualification of their respective successor or until their earlier death, resignation, disqualification or removal.
Each person nominated for election has consented to be named and to serve as a director if elected at the Annual Meeting, and the Board has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

Director & Director Nominee Qualifications and Biographical Information
The following pages contain professional and other biographical information (as of June 15, 2026) for each director nominee and each director whose term as a director will continue after the Annual Meeting, including all positions they hold, their principal occupation and business experience for the past five years, and the names of other publicly traded companies of which the director or nominee currently serves as a director or has served as a director during the past five years.
We believe that all of our directors and nominees possess the characteristics noted in our Corporate Governance Guidelines. In accordance with those guidelines, the Board and the Nominating Committee personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees, as applicable; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.
Nominees for Election to Three-Year Terms Expiring at the 2029 Annual Meeting

Class II Directors	Age	Director Since	Current Position at Owlet

Marc F. Stoll	55	2023	Director

Kurt Workman	37	2021	Director, President and Chief Executive Officer
Marc F. Stoll has been a member of the Board since August 2023. Mr. Stoll has been Chief Financial Officer of Reliable Robotics Corporation, an aviation automation technology company, since May 2025. Mr. Stoll previously served as an Investment Partner at Eclipse, a venture capital firm, from February 2023 through April 2025. From April 2019 through January 2023, Mr. Stoll served as President and Chief Operating Officer of Nextiva, a private telephone and technology service company, and from September 2014 through March 2015 served as Chief Financial Officer of Anaplan, a private business planning software company. Mr. Stoll joined Anaplan from Apple Inc., a multinational technology company (NASDAQ: AAPL), where he served as Vice President of Worldwide Sales Finance from August 2008 through July 2013. Earlier in his career, he served as Senior Vice President and Corporate Controller of CA, Inc. and as Head of Technology Equity Research at Julius Baer Investment Management. Mr. Stoll has also served on the board of directors of a number of public and private companies. Mr. Stoll holds a Masters of Business Administration from the University of Chicago, Booth School of Business, and a Bachelor of Science in Electrical Engineering from Michigan Technological University. We believe Mr. Stoll is qualified to serve as a member of our Board due to his significant operational and marketing experience and broad leadership experience.
Kurt Workman has served as our President and Chief Executive Officer since April 2026 and previously served as our Chief Executive Officer from January 2021 until October 2025. He has been a member of the Board since July 2021, Mr. Workman also served as our Executive Chairman of the Board from October 2025 to April 2026 and as our as President from September 2022 until July 2023. Mr. Workman co-founded and served as the Chief Executive Officer of Old Owlet from the company’s founding in 2012 until December 2019. During his tenure as chief executive officer of Old Owlet, Mr. Workman led the company’s growth from its inception and was instrumental in overseeing the research and development of several of the company’s key product offerings. He also served as a member of Old Owlet’s board of directors from when he co-founded the Company in 2012 to July 2021. Mr. Workman also studied chemical engineering at Brigham Young University. We believe Mr. Workman’s intimate knowledge of Owlet and his proven success building and overseeing Owlet’s growth and development make him qualified to serve as a member of the Board.
Class III Directors Whose Terms Expire at the 2027 Annual Meeting of Stockholders

Class III Directors	Age	Director Since	Current Position at Owlet

Laura J. Durr	65	2021	Director

Amy N. McCullough	46	2018	Director

Lior Susan	42	2015	Chairman of the Board
Laura J. Durr served on the board of directors of Old Owlet from February 2021 to July 2021 and has been a member of our Board since July 2021. Ms. Durr was previously an Executive Vice President and Chief Financial Officer of Polycom, Inc. from May 2014 until its acquisition by Plantronics, Inc. in July 2018. Prior to holding that role, Ms. Durr held various finance leadership roles at Polycom between 2004 and 2014, including Senior Vice President of Worldwide Finance, Chief Accounting Officer and Worldwide Controller. Prior to her tenure with Polycom, Ms. Durr held executive positions in finance and administration at Lucent Technologies, Inc. and International Network Services Inc. and also worked for six years at Price Waterhouse LLP. Ms. Durr has served as a director of Xperi Inc. and Netgear, Inc., since September 2022 and January 2020, respectively, and currently serves as the chairperson of the Audit Committee of both Xperi, Inc. and Netgear, Inc.. She previously served as a director of TiVo Corporation from April 2019 until its merger with Xperi Holding Corporation in June 2020, and served as a director of Xperi Holding Corporation from June 2020 until its spin-off of its former subsidiary, Xperi Inc. in October 2022. Ms. Durr was a certified public accountant and holds a Bachelor of Science in Accounting from San Jose State University. We believe Ms. Durr is qualified to serve as a member of our Board because she can provide valuable operational and strategic experience and insight, given her background in finance and strategy for leading Silicon Valley technology companies.

Amy N. McCullough served on the board of directors of Old Owlet from April 2018 to July 2021 and has served on the Board since July 2021. Ms. McCullough is the President and Managing Director of Trilogy Equity Partners, LLC (“Trilogy”), an early-stage venture capital firm. Ms. McCullough has been a member of the investment team at Trilogy for the last 18 years and has served in her current role for the last nine years. She leads the investment team and is a member of Trilogy’s board of managers, which sets the strategic direction of the fund. Also, Ms. McCullough currently serves on the board of directors of several privately held companies, including Boundless Immigration, Inc. and Guide Care Inc. (doing business as Alongside). She is also a board observer at Tacita Inc. (doing business as Bright Canary) and Maximal Learning. Prior to her tenure at Trilogy Equity Partners, Ms. McCullough spent four years as an equity research analyst for JPMorgan Chase and was a member of the team that covered the small and mid-cap applied technologies sector for the firm. Ms. McCullough began her career on the treasury operations team within the portfolio management group at Microsoft Corporation and has experience working in both corporate treasury and financial analysis roles. She is a member of the Board of Trustees of Epiphany School, an independent elementary school in Seattle. Ms. McCullough received her Bachelor of Arts in Business Administration with a focus in Finance from the University of Washington. We believe Ms. McCullough is qualified to serve as a member of our Board due to her significant financial services and investing experience with technology companies and her broad leadership experience.

Lior Susan served on the board of directors of Old Owlet from July 2015 to July 2021 and has been our Chairman of the Board since July 2021. Mr. Susan is the founder and Managing Partner of Eclipse Ventures, LLC, a venture capital firm. He also currently serves on the boards of several privately held companies, including Cerebras Systems, Inc., Bright Machines, Inc., Flex Logix, Inc., Augury, Inc., DataPelago, Inc., Metrolink, Inc., Cybertoka Ltd., Dutch Pet, Inc., Skyryse, Inc., Senser Ltd, and InsidePacket, Ltd. Prior to founding Eclipse Ventures in 2015, Mr. Susan founded and managed the hardware investment and incubation platform of Flex Ltd., a multinational electronics contract manufacturer, where he gained knowledge of and experience with scaling manufacturing operations for medical device companies. Before relocating to the United States from Israel, Mr. Susan was an entrepreneur and former member of a special forces unit within the Israel Defense Forces. We believe Mr. Susan is qualified to serve as a member of our Board due to his significant experience investing in and working with technology companies, including as a board member.

Class I Directors Whose Terms Expire at the 2028 Annual Meeting of Stockholders

Class I Directors	Age	Director Since	Current Position at Owlet

Zane M. Burke	60	2021	Director

Melissa A. Gonzales	60	2023	Director

John C. Kim	55	2021	Director
Zane M. Burke served on the board of directors of Owlet Baby Care Inc. ("Old Owlet") from March 2021 to July 2021 and has been a member of our Board since July 2021. From September 2021 through December 2024, Mr. Burke served as the Chief Executive Officer of Quantum Health, Inc., a healthcare benefits technology company. Prior to joining Quantum Health, Mr. Burke was the Chief Executive Officer of Livongo Health, now an affiliate of Teladoc Health, Inc., a telehealth company, from February 2019 to November 2020. Prior to his role with Livongo Health, Mr. Burke spent more than two decades at Cerner Corporation (acquired by Oracle Corporation in June 2022), ultimately serving as its President from September 2013 to November 2018. Mr. Burke is a member of the boards Cotiviti, Inc., and Bardavon Health Innovations. He also previously served on the board of directors of Quantum Health, Inc. from September 2021 to December 2024, and Livongo Health from April 2019 to November 2020. Mr. Burke is also a board member of several nonprofit organizations, including the College of Healthcare Information Management Executives and University Health (Kansas City). He is a certified public accountant (inactive). Mr. Burke earned his Bachelor of Science in Accounting and Master of Accounting from Kansas State University. We believe Mr. Burke is qualified to serve as a member of our Board due to his background in overseeing public healthcare companies and his significant experience in the healthcare industry.

Melissa A. Gonzales has been a member of our Board since July 2023. Ms. Gonzales served as the President, Women’s health, at Myriad Genetics, Inc. (Nasdaq: MYGN), a genetic testing and precision medicine company, from May 2021 through November 2025. Prior to joining Myriad, Ms. Gonzales held several senior leadership and executive positions with Medela LLC and affiliated entities starting in 2008, including most recently as Executive Vice President, Americas, from January 2019 to May 2021, as Executive Vice President, North America from August 2018 to December 2018, and as Executive Vice President, Global Business Unit Human Milk from January 2018 to August 2018. Earlier in her career, she led commercial teams at Align Technology and Smith & Nephew. Ms. Gonzales has also served as Board Chair, March of Dimes, Chicago, since January 2021. Ms. Gonzales holds a Bachelor of Science in Nursing from the University of Illinois Chicago, and a Master of Business Administration from the Keller Graduate School of Management of DeVry University. We believe Ms. Gonzales is qualified to serve as a member of our Board due to her significant experience in the healthcare industry.

John C. Kim served on the board of directors of Old Owlet from April 2021 to July 2021 and has served on the Board since July 2021. Mr. Kim served as Executive Vice President, Chief Product Officer of PayPal Holdings, Inc., a payment technology company, from September 2022 through April 2025. Mr. Kim joined PayPal Holdings, Inc. from Expedia Group, Inc., a travel services company, where he served as President, Marketplace from June 2021 to September 2022, as President of Platform & Marketplaces from December 2019 to June 2021, and as Chief Product Officer of Expedia Brands from July 2011 to March 2016. He also served as President of Vrbo/Homeaway, an Expedia Group subsidiary, from July 2016 to December 2019. Mr. Kim serves as a Senior Advisor to Permira, the global private equity firm since August 2023. Mr. Kim has more than two decades of experience in online search, recommendations, analytics and marketing at tier-one, venture-backed startups, medium-sized companies and globally known brands, having served in senior positions earlier in his career with Yahoo!, Inc., Pelago, Inc. (acquired by Groupon, Inc. in April 2011) and Medio Systems Inc. (Acquired by Nokia/Microsoft in 2014), and he is an investor in over 100+ startups. He graduated from the University of California–Santa Barbara and received his Master of Business Administration from the University of Chicago Booth School of Business. We believe Mr. Kim is qualified to serve as a member of our Board due to his significant analytics and marketing experience and broad leadership experience.
BOARD RECOMMENDATION
The Board of Directors unanimously recommends a vote “FOR” the election of each of Mr. Stoll and Mr. Workman as a Class II director to the Board to hold office until the 2029 Annual Meeting and until their respective successors have been duly elected and qualified.

PROPOSAL 2 - NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

We are seeking approval, on an advisory basis, of the compensation of our Named Executive Officers (NEOs) for the fiscal year ended December 31, 2025, as described in this Proxy Statement in the section titled “Executive and Director Compensation,” the compensation tables and the narrative discussion relating to the compensation tables set forth in this Proxy Statement. This vote is not intended to address any specific item of compensation, and is rather intended to address the overall compensation of our NEOs and the policies and practices described in this Proxy Statement. This non-binding advisory vote is commonly referred to as a “Say-on-Pay” proposal.

Background and Compensation Philosophy
As described in detail under the heading “Executive and Director Compensation,” our executive compensation programs are designed to attract, retain, and motivate high-caliber executives who are critical to Owlet’s long-term success and growth. Our philosophy focuses on:

•Aligning the interests of our executives with those of our stockholders by tying a significant portion of compensation to equity and long-term performance.

•Rewarding the achievement of specific strategic, operational, and financial performance goals.

•Balancing responsible, measured compensation practices with effective incentives that encourage our NEOs to exert their best efforts on behalf of the Company.

We encourage stockholders to read the executive compensation tables and narrative disclosures in this proxy statement for a detailed description of our executive compensation programs.

Stockholders are being asked to approve the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules which disclosure includes the compensation tables and the narrative disclosures that accompany the compensation tables) is hereby approved.”

This vote is advisory and therefore not binding on the Company or our Board of Directors. Our Board of Directors and its committees value the opinions of our stockholders, and to the extent there is any significant vote against the executive compensation described in this Proxy Statement, our compensation committee will consider the impact of such vote on our compensation policies and decisions.

The Board unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 3 - FREQUENCY OF NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing stockholders with the opportunity to vote, on an advisory basis, to approve the frequency with which we include in our Proxy Statement an advisory vote, similar to Proposal 2 above, to approve or not approve the compensation of the named executive officers. In particular, we are asking whether the advisory vote on executive compensation should occur once every year, every two years or every three years.

Our Board of Directors has determined that an annual advisory vote on executive compensation is the most appropriate alternative for the Company. Our Board of Directors’ determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted, and approved on an annual basis. As part of the annual review process, the Board of Directors believes that stockholder sentiment should be a factor that is taken into consideration by our Board of Directors and compensation committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as described in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this agenda item every year.

This vote is advisory and therefore not binding on the Company or our Board of Directors. Our Board of Directors and its committees value the opinions of our stockholders, and even though this vote will not be binding, our Board of Directors will take into account the outcome of this vote in making a determination on the frequency of future advisory votes to approve executive compensation.

The Board unanimously recommends a vote “FOR” the option of every “ONE YEAR” as the preferred frequency for a non-binding advisory vote on compensation of our named executive officers.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The Audit and Risk Committee appoints our independent registered public accounting firm. In this regard, the Audit and Risk Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit and Risk Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. PwC has served as our independent registered public accounting firm since 2020. Upon consideration of these and other factors, the Audit and Risk Committee has appointed PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PwC is not required by our Bylaws or otherwise, we value the views of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. In the event that the appointment of PwC is not ratified by the stockholders, the Board and Audit and Risk Committee may reconsider its selection. Even if the appointment of PwC is ratified, the Audit and Risk Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the best interests of the Company and its stockholders.
Representatives of PwC are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
Audit, Audit-Related, Tax and All Other Fees
The following table sets forth the fees of PwC, our independent registered public accounting firm, billed to the Company related to each of the last two fiscal years.

Fee Category	2025	2024
Audit Fees	$1,774,800	$1,428,407
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	2,000	2,000
Total	$1,776,800	$1,430,407
Audit Fees
Audit fees consisted of fees for professional services provided in connection with the audit of Owlet’s annual consolidated financial statements, the performance of interim reviews of Owlet’s quarterly unaudited financial information, comfort letters, and consents.
Tax Fees
Tax fees consisted primarily of the fees related to sales and use tax including nexus studies, registrations and compliance.
All Other Fees
All other fees consisted of subscription license fees.
Pre-Approval Policies and Procedures
The formal written charter for our Audit and Risk Committee requires that the Audit and Risk Committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.

The Audit and Risk Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the Audit and Risk Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit and Risk Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit and Risk Committee or by a designated member of the Audit and Risk Committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the Audit and Risk Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit and Risk Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit and Risk Committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit and Risk Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.
On an annual basis, the Audit and Risk Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the Audit and Risk Committee. The Audit and Risk Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
The above-described services provided to us by PwC were provided under engagements entered into in accordance with such policies.
BOARD RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

AUDIT AND RISK COMMITTEE REPORT
The Audit and Risk Committee operates pursuant to a charter which is reviewed annually by the Audit and Risk Committee. Additionally, a brief description of the primary responsibilities of the Audit and Risk Committee is included in this Proxy Statement under the section titled “Corporate Governance— Audit and Risk Committee”. Under the Audit and Risk Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Audit and Risk Committee reviewed and discussed with management and PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2025. The Audit and Risk Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit and Risk Committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding such independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the Audit and Risk Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC.

Submitted by the Audit and Risk Committee of the Company’s Board of Directors:

Laura J. Durr, Chairperson
John C. Kim
Marc F. Stoll

PROPOSAL 5 — APPROVAL OF AN AMENDMENT TO THE OWLET, INC. 2021 INCENTIVE AWARD PLAN

The 2021 Plan was initially approved and adopted by the board of directors of Sandbridge Acquisition Corporation (“SBG”) on February 12, 2021 and was approved by SBG stockholders on July 14, 2021 in connection with the business combination of SBG with Old Owlet and amended by the Board on June 14, 2024, which was in turn approved by our stockholders on August 16, 2024. The 2021 Plan reserved for issuance thereunder an aggregate of the sum of (i) 92,575 shares of Common Stock (such number of shares adjusted to reflect our 1-to-14 reverse stock split effected in July 2023 (the “Reverse Stock Split”)); (ii) any shares of Common Stock that were subject to awards outstanding under the Old Owlet 2014 Equity Incentive Plan (the “2014 Plan”) as of July 15, 2021 that become available for issuance under the 2021 Plan pursuant to Article V of the 2021 Plan; (iii) an annual increase (the “Evergreen Increase”) on the first day of each calendar year beginning in 2022 and ending in 2031, equal to the lesser of (A) 5% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of Common Stock as determined by the Board or a committee thereof; and (iv) 400,000 shares of Common Stock. All share amounts set forth in this Proposal 5 have been adjusted, as applicable, for the Reverse Stock Split.
The Board is seeking approval of an amendment to the 2021 Plan to increase the number of shares of Common Stock reserved for issuance under the 2021 Plan by an additional 600,000 shares (the “Plan Amendment”). The effectiveness of the Plan Amendment is subject to stockholder approval. The Plan Amendment is attached hereto as Appendix A. The 2021 Plan, incorporating the Plan Amendment, is referred to herein as the “Amended Plan.”
A summary of the Amended Plan is set forth below. This summary is qualified in its entirety by the full text of the proposed Amended Plan.

Reasons for the Proposed Plan Amendment
Our Board unanimously recommends that you vote FOR the Plan Amendment Proposal, including for the following reasons:

•	We believe that our future success as a company depends on our continued ability to attract, recruit, motivate and retain high-quality talent. We view being able to continue to provide equity-based incentives as critical to achieving this success as we compete for talent in an industry in which equity compensation is market practice and is expected by existing personnel and prospective candidates. We intend our equity awards to motivate high performance levels and to align the interests of our employees, non-employee directors and consultants with those of our stockholders by giving such individuals an equity stake in our Company and by providing a means of recognizing such individuals’ contributions to our success. The Board and management believe equity awards are necessary to remain competitive in our industry and are essential in a competitive labor market and industry to attracting, recruiting, motivating and retaining the highly qualified employees and other service providers who help us meet our goals.

•	Providing long-term incentive compensation opportunities in the form of equity awards aligns the interests of the Company’s employees, directors and consultants with the long-term interests of our stockholders, linking compensation to Company performance. The use of equity awards as compensation also allows the Company to conserve cash resources for other important purposes.

•	While we have endeavored to conserve shares available for issuance under the 2021 Plan since the last amendment thereof, ordinary course utilization, together with other factors, such as the recent decline in our stock price and management team transitions, have materially reduced our share reserve thereunder, impacting our ability to attract, recruit, motivate and retain high-quality talent in a competitive market. The Amended Plan will permit us to grant equity awards sized consistently with the competitive market that vest over a longer period of time to better retain our employees and other service providers.
Burn Rate and Overhang
In administering our equity program, we consider both our “burn rate” and our “overhang.” We define “burn rate” as the number of shares underlying restricted stock awards (“RSAs”), restricted stock units (“RSUs”) and stock options granted in the year, net of cancellations, divided by the sum of the undiluted weighted-average shares of Common Stock outstanding during the year (including RSAs) plus the number of shares underlying RSUs and stock options that have been granted and are outstanding. The “burn rate” measures the potential dilutive effect of our annual equity award grants. In 2025, we granted no stock options, no RSAs, and 1,585,885 RSUs. Stock options covering 93,176 shares of Common Stock and 106,877 RSUs were forfeited or canceled in 2025. The number of undiluted weighted-average shares outstanding during 2025 was 18,294,461, and the total number of shares of Common Stock underlying stock options and restricted stock units was 2,805,976 as of December 31, 2025. For 2025, our burn rate was 6.57%. Our three-year average burn rate from 2023 through 2025 was 8.96%.
We define “overhang” as the shares subject to outstanding RSUs and stock options outstanding but not exercised, plus shares available to be granted (the “available shares”), divided by the total shares of Common Stock outstanding plus the available shares. The overhang measures the potential dilutive effect of outstanding stock options and available shares.

The following table shows the details of shares available for grant as of June 15, 2026, and as of December 31, 2025, including overhang calculations, and the June 15, 2026, details are presented on a pro forma basis and assume stockholders approve the Amended Plan:

2021 Plan	June 15, 2026	12/31/2025
Total estimated shares available to grant under 2021 Plan	2,087,184	168,331
Shares underlying outstanding stock options and RSUs under the 2021 Plan and 2014 Plan	2,200,653	2,805,976
Total overhang	4,287,837	2,974,307
Shares outstanding	29,063,954	27,507,926
Total overhang percentage	14.75%	10.81%
We believe that our burn rate and equity overhang are reasonable in light of the trading range of our Common Stock and hiring initiatives and reflect a reasonable use of equity for compensation purposes.
Overview of Key Change Implemented by the Plan Amendment
The Plan Amendment increases the number of shares reserved for issuance pursuant to the 2021 Plan by 600,000 shares, such that the total number of shares reserved for issuance under the Amended Plan is equal to the sum of (i) 1,296,050 shares of Common Stock; (ii) any shares of Common Stock that were subject to awards outstanding under the 2014 Plan as of July 15, 2021 that become available for issuance under the 2021 Plan pursuant to Article V of the 2021 Plan; (iii) an annual increase on the first day of each calendar year beginning in 2022 and ending in 2031, equal to the lesser of (A) 5% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of Common Stock as determined by the Board or a committee thereof; (iv) 400,000 shares of Common Stock; (v) 375,000 shares of Common Stock; and (vi) 600,000 shares of Common Stock.
In the event that stockholders do not approve the Plan Amendment Proposal, the Plan Amendment will not become effective and the number of shares of Common Stock reserved for issuance under the 2021 Plan will revert to the sum of (i) 1,296,050 shares of Common Stock; (ii) any shares of Common Stock that were subject to awards outstanding under the 2014 Plan as of July 15, 2021 that become available for issuance under the 2021 Plan pursuant to Article V of the 2021 Plan; (iii) an annual increase on the first day of each calendar year beginning in 2022 and ending in 2031, equal to the lesser of (A) 5% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of Common Stock as determined by the Board or a committee thereof; (iv) 400,000 shares of Common Stock; and (v) 375,000 shares of Common Stock.

SUMMARY
A summary of the principal provisions of the Amended Plan is set forth below. The summary is qualified by reference to the full text of the Amended Plan, which is included as Appendix A to this Proxy Statement.

General

•	The Amended Plan provides for the grant of stock options, both incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), RSAs, RSUs, performance bonus awards, dividend equivalents and other stock or cash based awards to eligible individuals.

•	2,200,653 shares of Common Stock were previously authorized for issuance pursuant to awards under the 2021 Plan, and up to 5% of the shares of the then-outstanding shares may be added to the shares reserved under the 2021 Plan on each January 1 through 2031.

•	The Plan Amendment increases the number of shares reserved for issuance under the 2021 Plan by an additional 600,000 shares.
On June 15, 2026, the closing price of our Common Stock on the New York Stock Exchange was $4.66 per share.
Administration
The Compensation Committee of the Board (the “Compensation Committee”) (or, with respect to awards to non-employee directors and any other awards determined appropriate, the Board) (together, the “administrator”) is charged with the general administration of the Amended Plan. The Amended Plan provides that, subject to certain limitations, the Board and the Compensation Committee may from time to time delegate its authority to grant awards to a committee consisting of one or more members of the Board or one or more of our officers. Subject to the terms and conditions of the Amended Plan, the administrator will have the authority to select the persons to whom awards are to be made; to determine the type of awards to be granted, the number of shares to be subject to awards and the terms and conditions of awards; to determine when awards can be settled in cash, shares, other awards or whether to cancel, forfeit or surrender awards; to prescribe the form award agreements; to accelerate vesting or lapse restrictions; and to make all other determinations and to take all other actions necessary or advisable for the administration of the Amended Plan. The administrator will also be authorized to adopt, amend or rescind rules relating to the administration of the Amended Plan, excluding certain matters described below that will require the approval of our stockholders.
Eligibility
Persons eligible to participate in the Amended Plan include the non-employee members of the Board, currently comprised of seven non-employee directors, approximately 120 employees of the Company and its subsidiaries (including two NEOs) and zero consultants of the Company and its subsidiaries, in each case, as determined by the administrator of the Amended Plan. Only employees may be granted ISOs under the Amended Plan.
Limitation on Awards and Shares Available
If our stockholders approve the Amended Plan, the number of shares reserved for issuance pursuant to the 2021 Plan will increase by 600,000 shares, such that the total number of shares reserved for issuance under the Amended Plan is equal to the sum of (i) 1,296,050 shares of Common Stock; (ii) any shares of Common Stock that were subject to awards outstanding under the 2014 Plan as of July 15, 2021 that become available for issuance under the 2021 Plan pursuant to Article V of the 2021 Plan; (iii) an annual increase on the first day of each calendar year beginning in 2022 and ending in 2031, equal to the lesser of (A) 5% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of Common Stock as determined by the Board or a committee thereof; (iv) 400,000 shares of Common Stock; (v) 375,000 shares of Common Stock; and (vi) 600,000 shares of Common Stock. The maximum number of shares of Common Stock that could be issuable upon exercise of ISOs is 54,364.
If all or any part of an award granted under the Amended Plan or the 2014 Plan expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in us acquiring shares of Common Stock covered by the awards at a price not greater than the price paid for such shares or not issuing any shares covered by the award, the unused shares of Common Stock covered by the award will, as applicable, become or again be available for awards under the Amended Plan. In addition, the following shares of Common Stock will be available for future grants of awards: (i) shares tendered or withheld by us in payment of the exercise price of an option; (ii) shares tendered or withheld by us to satisfy any tax withholding obligation with respect to an award; and (iii) shares subject to SARs that are not issued in connection with the stock settlement of the SARs at exercise.

As of June 15, 2026, the closing trading price of a share of Common Stock on the New York Stock Exchange was $4.66.

Awards
The Amended Plan provides for the grant of ISOs, NSOs, SARs, restricted stock, RSUs, dividend equivalents, performance bonus awards and other stock or cash based awards. Each award will be set forth in an agreement with the person receiving the award and will set forth the type, terms and conditions of the award, including exercise price, vesting schedule and treatment of awards upon termination of employment, if applicable. Vesting provisions may require that certain conditions be met, such as continued employment or specified performance goals before an awardee may receive the shares underlying an award or before such shares become freely tradeable and nonforfeitable.
Stock Options. Stock options, including ISOs and NSOs may be granted pursuant to the Amended Plan. The per share exercise price of all stock options granted pursuant to the Amended Plan will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, or in the case of ISOs granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, 110% of the fair market value of a share on the date of grant. Stock options may be exercised as determined by the administrator, but in no event more than ten years after their date of grant, or in the case of ISOs granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all class of our capital stock, five years. The aggregate fair market value of the shares with respect to which ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Internal Revenue Code of 1986, as amended (the “Code”), provides, with the portion of any option in excess of such limit automatically deemed an NSO.
Restricted Stock. Restricted stock may be granted pursuant to the Amended Plan. A restricted stock award is the grant of shares of Common Stock that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or service or achieving performance goals. During the period of restriction, participants holding shares of restricted stock have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the administrator. Dividends that otherwise would be paid prior to vesting are held by the Company and will be paid to the participants only to the extent that the vesting conditions are met.
SARs. SARs may be granted pursuant to the Amended Plan, either alone or in tandem with other awards. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR. SARs may be paid in cash or stock. SARs may be exercised as determined by the administrator, but in no event more than 10 years after their date of grant.
RSUs. RSUs represent the right to receive shares of Common Stock at a specified date in the future, subject to forfeiture of such right. If the RSUs have not been forfeited, then on the date specified in the agreement evidencing the RSU award we will deliver to the holder of the RSUs unrestricted shares of Common Stock which will be freely transferable.
Dividend Equivalents / Dividends. Dividend equivalents represent the value of the dividends per share of Common Stock paid by the Company, calculated with reference to the number of shares covered by an Award (other than an option or SAR) held by the participant. Dividend Equivalents will not be granted on options or SARs.
Performance Bonus Awards. Each performance bonus award constitutes the right to receive a bonus denominated in the form of cash (but may be payable in cash, stock or a combination thereof) and is payable upon the attainment of performance goals that are established by the administrator and relate to one or more of performance or other specific criteria, including service to us or our subsidiaries, in each case on a specified date or dates or over any period or periods determined by the administrator.
Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, our Common Stock. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The administrator will determine the terms and conditions of other stock or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

Limits for Non-Employee Directors. Under the Amended Plan, the maximum grant date fair value of equity-based awards and cash payable pursuant to cash-based awards granted to a non-employee director under the Amended Plan during any calendar year shall not exceed $1,000,000.
Prohibition on Loans for Award Payments. Directors or executive officers of the Company are not permitted to make payment with respect to any awards granted under the Amended Plan with loans from the Company.
Repricing Without Stockholder Approval
The administrator retains the discretion to amend the terms of outstanding awards without the approval of our stockholders to (a) reduce the exercise price per share of outstanding options or SARs or (b) cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price per share that is less than the exercise price per share of the original options or SARs.
Awards Subject to Clawback
Awards granted under the Amended Plan (including any proceeds, gains or other economic benefit actually or constructively received by a participant) are subject to the clawback provisions of our Policy for Recovery of Erroneously Awarded Compensation as well as may be required by applicable law or any other clawback policy adopted by us.
MISCELLANEOUS PROVISIONS
Adjustment Upon Certain Events
In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of assets or any other corporate event affecting the Common Stock or the share price of the Common Stock in a manner that causes dilution or enlargement of benefits or potential benefits under the Amended Plan, the administrator will make proportionate and equitable adjustments, in its discretion, to: (i) the aggregate number and types of shares of stock that may be issued under the Amended Plan; (ii) the number and kind of shares subject to outstanding awards; (iii) the terms and conditions of any outstanding awards (including any grant or exercise price and any applicable performance targets); and/or (iv) granting new awards or making cash payments to participants.
In addition, in such a case as noted above or in the event of any unusual or nonrecurring transactions or events affecting the Company or the financial statements of the Company, or of changes in applicable laws, the administrator, may, in its discretion, subject to the terms of the Amended Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Amended Plan or with respect to any award: (i) provide for the cancellation and payment of the award; (ii) provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding awards which may be granted in the future; (iv) provide for the acceleration of vesting or exercisability of the awards; (v) replace such Awards with other rights or property selected by the administrator; and/or (vi) provide that the awards cannot vest or be exercised after the event that triggers the action.
If a Change in Control of the Company occurs (as defined in the Amended Plan), unless the administrator elects to terminate an Award in exchange for cash, rights or property or cause an Award to become fully exercisable and no longer subject to any forfeiture conditions as of prior to the Change in Control, all outstanding Awards shall be continued, assumed or substituted by the successor corporation or any parent or subsidiary of the successor corporation and any portion of the Award that is subject to performance-based vesting will be treated as set forth in the applicable Award agreement or, in the absence of such treatment, in the administrator’s discretion. If the successor corporation or any parent or subsidiary of the successor corporation refuses to assume or substitute for an award, the vesting award will accelerate and the award will become fully vested and exercisable and all restrictions on the award will lapse prior to the Change in Control and, to the extent unexercised as of the Change in Control, the Award will terminate in exchange for cash, rights or property.
Transferability of Awards
Except by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the administrator or as otherwise provided by the administrator, no award granted under the Amended Plan may be assigned, transferred or otherwise disposed of by the awardee, unless and until the award has been exercised or the shares underlying the award have been issued, and all restrictions applicable to the shares have lapsed.
Rights as a Stockholder
An awardee will not have any rights as a stockholder with respect to the shares covered by an Award until the awardee becomes the owner of the shares.
No Rights as Employee
Nothing in the Amended Plan or in any Award agreement will give any awardee under the Amended Plan any right to continue as an employee, consultant or non-employee director for our Company or any of our subsidiaries or will interfere with or restrict in any way the rights of any such entity to discharge any awardee at any time.
Data Privacy
The Amended Plan provides that, as a condition of receipt of any award, each awardee explicitly consents to the collection, use and transfer, in electronic or other form, of personal data by and among, as applicable, us and our subsidiaries, including any transfer of this data required to a broker or other third party with whom we or any of our subsidiaries or the awardee may elect to deposit any shares, to implement, administer and manage the awardee’s participation in the Amended Plan.
Tax Withholding
We may deduct or withhold, or require an awardee to remit to our Company, an amount sufficient to satisfy applicable withholding tax obligations with respect to any taxable event concerning the awardee arising as a result of the Amended Plan or any Award. The administrator may in its discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as an awardee may have elected, allow the awardee to satisfy these obligations by means of cash or check, wire transfer of immediately available funds, shares, broker-assisted cashless exercise or any other form of legal consideration acceptable to the administrator. The Administrator may allow the awardee to elect to have us withhold shares otherwise issuable under any Award (or allow the surrender of shares). The number of shares which may be withheld (or surrendered) will be no greater than the number of shares having a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in the awardee’s applicable jurisdictions for federal, state, local and foreign income and payroll taxes.
Amendment and Termination
The Amended Plan may be amended, modified or terminated at any time and from time to time; provided that, no amendment, suspension or termination of the Amended Plan shall, without the consent of the awardee, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides or such action is to comply with the requirements of any applicable clawback policy or Section 409A of the Code.
Notwithstanding the foregoing, the Amended Plan requires us to obtain stockholder approval within twelve (12) months before or after increasing the maximum number of shares available for issuance under the Amended Plan.
In addition, subject to applicable law and the limitations above, the administrator may amend, modify or terminate any outstanding Award, including substituting another award of the same or a different type, changing the date of exercise or settlement, and converting an ISO to an NSO. The awardee’s consent to such action will be required unless (a) the administrator determines that the action, taking into account any related action, would not materially and adversely affect the awardee, or (b) the change is otherwise permitted under the Amended Plan.
Termination
The administrator may terminate or suspend the Amended Plan at any time, provided that no ISOs will be granted pursuant to the Amended Plan after the tenth anniversary of the date the 2021 Plan was approved by the Board of Directors. Any award outstanding on the termination date of the Amended Plan will remain in force according to the terms of the Amended Plan and the applicable award agreement.

FEDERAL INCOME TAX CONSEQUENCES
This discussion regarding federal tax consequences is intended for the general information of our stockholders, not Amended Plan awardees. Alternative minimum tax and state and local income taxes are not discussed and may vary depending on individual circumstances and from locality to locality.
A participant granted NSOs having an exercise price per share that equals at least fair market value on the date of grant will not recognize taxable income at the time of grant. The Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant granted ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize ordinary income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one which does not meet the requirements of the Code for ISOs and the tax consequences described for NSOs will apply.
The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); RSUs, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to our current and former NEOs. The recipient of a cash-based Award generally realizes ordinary income and we are entitled to a deduction in an amount equal to the amount of cash paid upon payment thereof.
New Plan Benefits
As of June 15, 2026, 2,200,653 shares of Common Stock underlie stock options, RSAs and RSUs outstanding under the Amended Plan.
Our named executive officers and directors have an interest in this proposal because they are eligible to participate in the Amended Plan. The Amended Plan does not provide for set benefits and we have not approved any awards that are conditioned on stockholder approval of the Amended Plan. However, as discussed in further detail in the section entitled “Director Compensation,” each of our current non-employee directors is entitled to receive a grant of RSUs every year immediately following the date of the annual meeting of our stockholders. As of the date of the Annual Meeting, such awards will be granted under the Amended Plan.

The following table summarizes the aggregate value of the shares that our non-employee directors as a group will receive if those that are nominated are elected and remain a director following the Annual Meeting. It also highlights the fact that none of our executive officers or employees will receive any set benefits or awards that are conditioned upon stockholder approval of the Amended Plan. Other than with respect to annual grants of RSUs to our non-employee directors that will be made immediately following the date of the Annual Meeting, all future awards under the Amended Plan are subject to the discretion of the administrator, and therefore it is not possible to determine the benefits that will be received in the future by other participants in the Amended Plan.

Name and Position	Dollar Value of Future Award Grants ($)(1)
Kurt Workman, President and Chief Executive Officer	—
Jonathan Harris, Former President and Chief Executive Officer	—
Amanda Twede Crawford, Chief Financial Officer	—
All current executive officers as a group	—

All current directors who are not executive officers as a group	750,000
All employees who are not executive officers as a group	—

(1)	Our Non-Employee Director Compensation Program provides that each non-employee director as of immediately following an annual meeting of stockholders will automatically be granted a number of RSUs determined by dividing $150,000 by the 30 trading day average closing trading price of our common stock, which will be granted on the date of the annual meeting and vest on the earlier of the first anniversary of the grant date or the date of the next annual meeting of our stockholders, subject to continuous service to us until such vesting date.
History Awards Granted Under the 2021 Plan
The following table shows, as to the listed individuals and specified groups, the number of shares of our Common Stock underlying options, RSAs, and RSUs (even if not currently outstanding) granted under the 2021 Plan from inception of the 2021 Plan through June 15, 2026.

Name	Number of Shares Underlying Stock Awards
Kurt Workman, President and Chief Executive Officer	1,086,585
Jonathan Harris, Former President and Chief Executive Officer	681,179
Amanda Twede Crawford, Chief Financial Officer	381,701
All current executive officers as a group	2,149,465
All current non-executive officer directors as a group	408,908
Non-employee nominees for election as a director:(1)
Marc F. Stoll	18,996
Associate of any such directors, executive officers or nominees	—
Other persons who received or is to receive 5% of such options or rights	—
All non-executive officer employees as a group	4,296,505

(1)	Mr. Workman is also a nominee for election as a director at the Annual Meeting.
Equity Compensation Plan Information
See the section of this Proxy Statement titled “Equity Compensation Plan Information” for additional information regarding the shares, which may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board under all of our equity compensation plans as of December 31, 2025.
Interests of Directors and Executive Officers
Our directors and executive officers (including our named executive officers) have substantial interests in the matters set forth in the Plan Amendment Proposal since equity awards may be granted to them in the future under the Amended Plan.
Vote Required
The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter by holders of shares of our Common Stock and shares of our Series A Preferred Stock and Series B Preferred Stock voting on an as-converted-to-Common Stock basis (not to exceed the Share Cap as described on page 52), voting together as a single class will be required to approve the Plan Amendment Proposal. A vote marked as an “abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal. Broker non-votes will not affect the outcome of the Plan Amendment Proposal.
BOARD RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” the amendment of the 2021 Plan to increase the number of shares of Common Stock reserved for issuance under the 2021 Plan by 600,000 shares.

EXECUTIVE OFFICERS
Our executive officers are appointed by the Board in accordance with our Bylaws. The table below identifies and sets forth certain biographical and other information regarding our executive officers as of June 15, 2026. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position At Owlet

Kurt Workman	37	President & Chief Executive Officer; Director

Amanda Twede Crawford	39	Chief Financial Officer
Mr. Workman’s biography is provided under the “Proposal 1—Election of Directors” section of this Proxy Statement.
Amanda Twede Crawford has served as our Chief Financial Officer since July 2024, and previously served as our Vice President, Financial Planning and Analysis from March 2022 to July 2024. Prior to joining the Company, Ms. Crawford served in various positions at Swire Coca-Cola, USA, a beverage bottling company (“Swire”). From February 2020 to March 2022, Ms. Crawford served as the Vice President of Finance at Swire and, from July 2014 to February 2020 she served as Swire's Vice President, Corporate Controller. During her tenure at Swire, Ms. Crawford had responsibility for financial accounting and reporting, financial statement audit, budget and financial forecasting processes, accounting operations, financial analysis, mergers & acquisitions buy-side due diligence, risk management, and corporate insurance. Earlier in her career, Ms. Crawford was an Audit Associate with PricewaterhouseCoopers. Ms. Crawford is a Certified Public Accountant and holds a B.S. in Accounting and a Master of Accounting degree from the University of Utah’s David Eccles School of Business.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines. A copy of our Corporate Governance Guidelines can be found on our Investor Relations website at www.investors.owletcare.com, or you may request a hard copy by contacting our Corporate Secretary at our address and telephone number provided under the “Principal Executive Offices” section of this Proxy Statement. Among the topics addressed in our Corporate Governance Guidelines are:

•	Board independence and qualifications	•	Conflicts of interest

•	Executive sessions of independent directors	•	Board access to senior management

•	Selection of new directors	•	Board access to independent advisors

•	Director orientation and continuing education	•	Board self-evaluations

•	Limits on board service	•	Board meetings

•	Change of principal occupation	•	Meeting attendance by directors and non-directors

•	Term limits	•	Meeting materials

•	Director responsibilities	•	Board committees, responsibilities and independence

•	Director compensation	•	Succession planning
Board Leadership Structure
Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer according to the Board’s determination that utilizing one or the other structure would be in the best interests of the Company and our stockholders. If the Board Chairperson is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment of a lead independent director (the “Lead Director”) by the independent directors of the Board. The Lead Director’s responsibilities include but are not limited to (i) presiding over all meetings of the Board at which the Board Chairperson is not present, including any executive sessions of the independent directors, (ii) approving Board meeting schedules and agendas and (iii) acting as the liaison between the independent directors and the Chief Executive Officer and Chairperson of the Board.

Our Corporate Governance Guidelines provide that, at such times as the Board Chairperson qualifies as independent, such Chairperson will serve as Lead Director.
The positions of our Board Chairperson and our Chief Executive Officer are currently held by two separate individuals. Mr. Susan serves as Chairman of the Board, and Mr. Workman serves as our Chief Executive Officer. In his capacity as the independent Board Chairman, Mr. Susan also performs the functions of the Lead Director.
The Board believes that our current leadership structure of having two separate individuals serve as Chief Executive Officer and Chairperson of the Board is in the best interests of the Company and its stockholders. The Board also believes that this structure strikes the appropriate balance between the Chief Executive Officer’s responsibility for the strategic direction, day-to-day leadership and Company performance and the Board Chairperson’s responsibility to guide the overall strategic direction of our Company, provide oversight of our corporate governance and guidance to our Chief Executive Officer and establish the agenda for, and preside over, Board meetings.
From October 1, 2025, Mr. Workman transitioned from the Chief Executive Officer role to Executive Chairman of the Board, however on April 6, 2026, Mr. Workman stepped back into the President and Chief Executive Officer role following Mr. Jonathan Harris’ departure from the Company. Once this transition occurred, Mr. Susan stepped back into his prior role of Chairman of the Board.
The Board will continue to periodically review our leadership structure and make such changes in the future as the Board deems appropriate and in the best interests of the Company and our stockholders.
Director Independence
Under our Corporate Governance Guidelines and the applicable New York Stock Exchange (“NYSE”) rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules.
Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out their responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Mmes. Durr, Gonzales and McCullough and Messrs. Burke, Kim, Stoll and Susan, representing seven of our eight directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the NYSE rules. In making these determinations, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the director’s beneficial ownership of our Common Stock and the relationships of our non-employee directors with certain of our significant stockholders.
Board Committees
Our Board of Directors has three standing committees: an Audit and Risk Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit and Risk Committee, the Compensation Committee and the Nominating and Corporate Governance Committee operates under a written charter.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Zane M. Burke		Chairperson
Laura J. Durr	Chairperson		X
Melissa A. Gonzales		X
John C. Kim	X	X
Amy N. McCullough			Chairperson
Marc F. Stoll	X
Lior Susan			X
Audit and Risk Committee
Our Audit and Risk Committee is responsible for, among other things:

•	Overseeing the quality and integrity of our financial statements and our accounting and financial reporting process;

•	Appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and any other registered public accounting firm engaged by us;

•	Discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;

•	Pre-approving all audit and permitted non-audit and tax services provided to us by our independent auditor (other than those exempt under applicable SEC or pre-approval policies);

•	Reviewing and discussing our annual and quarterly financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and our independent registered public accounting firm;

•	Overseeing the performance of our internal audit function and the adequacy and effectiveness of our internal control over financial reporting;

•	Overseeing our enterprise risk management framework, including management of financial risks as well as information technology, cybersecurity, and data privacy risks;

•	Reviewing and overseeing our compliance with legal and regulatory requirements, including monitoring regulatory enforcement matters and discussing material litigation;

•	Reviewing and approving or ratifying any related person transactions in accordance with our policies;

•	Establishing and maintaining procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including confidential and anonymous employee submissions; and

•	Preparing the Audit and Risk Committee report required by SEC rules for inclusion in our annual proxy statement.
The members of our Audit and Risk Committee are Ms. Durr (Chairperson), Mr. Kim, and Mr. Stoll. All members of our Audit and Risk Committee meet the requirements for financial literacy under the applicable NYSE rules and regulations. Our Board of Directors has affirmatively determined that each member of our Audit and Risk Committee qualifies as “independent” under NYSE’s additional standards applicable to Audit and Risk Committee members and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to Audit and Risk Committee members. In addition, our Board of Directors has determined that Ms. Durr qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of SEC Regulation S-K.
Compensation Committee
Our Compensation Committee is responsible for, among other things:

•	Reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting our Chief Executive Officer’s compensation;

•	Overseeing the evaluation of the performance of our other executive officers and reviewing and setting, or making recommendations to our Board of Directors regarding, the compensation of our other executive officers;

•	Reviewing and approving employment and severance agreements or arrangements for our executive officers;

•	Reviewing and making recommendations to our Board of Directors regarding director compensation;

•	Reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements;

•	Appointing and overseeing any compensation consultants;

•	Administering and overseeing compliance with our Clawback Policy;

•	Overseeing and periodically reviewing with management our strategies, policies and practices with respect to human capital management and talent development;

•	Reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and

•	Preparing the annual Compensation Committee report required by SEC rules, to the extent required.
The current members of our Compensation Committee are Mr. Burke (Chairperson), Ms. Gonzales and Mr. Kim. Our Board of Directors has determined that each member of our Compensation Committee qualifies as “independent” under NYSE’s additional standards applicable to Compensation Committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.
Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the Compensation Committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable NYSE rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the Compensation Committee. The Compensation Committee did not engage a compensation consultant in 2025, but heavily relied on thorough benchmarking data provided in late 2024 to guide its decision-making for 2025.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	Identifying individuals qualified to become members of our Board, consistent with criteria approved by the Board;

•	Recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;

•	Reviewing, with respect to members of our Board, any proposed outside board and board committee memberships or resignations or material changes in employment or circumstances;

•	Periodically reviewing and providing oversight regarding our strategy, initiatives, policies and risks concerning environmental and social responsibility matters;

•	Developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and

•	Overseeing the annual evaluations of our Board, its committees and management.
The members of our Nominating and Corporate Governance Committee are Ms. McCullough (Chairperson), Ms. Durr and Mr. Susan. Our Board has determined that each member of our Nominating and Corporate Governance Committee qualifies as “independent” under applicable NYSE rules applicable to Nominating and Corporate Governance Committee members.

Board and Board Committee Meetings and Attendance
During fiscal 2025, our Board of Directors met five times, the Audit and Risk Committee and the Compensation Committee each met five times, and the Nominating and Corporate Governance Committee met four times. In 2025, each of our incumbent directors then-serving attended at least 75% of the meetings of the Board and committees on which they served as a member.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. Also, on a regularly scheduled basis, but no less than once a year, the independent directors meet in a private session that excludes management and any non-independent directors. Each executive session of the independent directors is presided over by the Chairperson of the Board if the Chairperson qualifies as independent or, alternatively, by the Lead Director, if any, if the Chairperson does not qualify as independent, or a director designated by the independent directors.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. At our 2025 annual meeting of stockholders, six of our eight directors then in office were in attendance.
Director Nominations Process
The Board is responsible for nominating director candidates for election to the Board, and for appointing directors to the Board to fill any vacancies that may occur in between annual elections of directors. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors and recommending to the Board director candidates for nomination either for election by shareholders or for appointment by the Board. In fulfilling this responsibility, the Nominating and Corporate Governance Committee considers, among other things: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (iii) strong finance experience; (iv) relevant social policy concerns; (v) experience relevant to the Company’s industry; (vi) experience as a board member or executive officer of another publicly held company; (vii) relevant academic expertise or other proficiency in an area of the Company’s operations; (viii) diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; (ix) diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; (x) practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and (xi) any other relevant qualifications, attributes or skills. In determining whether to recommend a director for reelection, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
We are committed to inclusivity when considering candidates for membership on the Board. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience.
In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third-party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist with identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide an appropriate blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for reelection in the context of the Board evaluation process and other perceived needs of the Board.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee will review and evaluate information available to it regarding candidates proposed by stockholders and will apply the same criteria and follow substantially the same process in considering them as it does in considering other director candidates. Stockholders wishing to propose a candidate for consideration may do so by submitting their recommendation in writing to the attention of the Corporate Secretary at our address provided under the “Principal Executive Offices” section.
Board Role in Risk Oversight
The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function primarily by its Audit and Risk Committee, as well as its Compensation Committee and Nominating and Corporate Governance Committee. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the Board is regularly informed through committee reports about such risks.
The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Audit and Risk Committee is responsible for enterprise risk management, including the management of financial risks. In fulfilling this responsibility, the Audit and Risk Committee also reviews and discusses our guidelines and policies with respect to risk assessment and risk management, as well as discusses with Company management the steps that management has taken to monitor and control such exposures. The Audit and Risk Committee discusses with our management and independent registered public accounting firm any correspondence with regulators or government agencies that raise material issues regarding our financial statements or accounting policies. Additionally, the Audit and Risk Committee periodically discusses with our management the Company’s information technology initiatives, which includes education on cybersecurity and other risks relevant to Owlet, including safeguards to prevent or detect cybersecurity incidents that could be harmful to the Company. The Compensation Committee assists the Board by overseeing the management of risks relating to executive compensation, including review of incentive compensation arrangements and regulatory compliance to confirm that incentive pay does not encourage unnecessary risk-taking. Also, the Compensation Committee reviews and discusses, at least annually, the relationship between compensation-related risk management policies and practices, regulatory compliance, corporate strategy and senior executive compensation. The Nominating and Corporate Governance Committee assists the Board by managing risks associated with the independence of the Board.
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the Audit and Risk Committee, Compensation Committee and Nominating and Corporate Governance Committee and other corporate governance information are available on our Investor Relations website at www.investors.owletcare.com. You may also request hard copies by contacting our Corporate Secretary at our address and telephone number provided under the “Principal Executive Offices” section.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer or controller, or persons performing similar functions. Our Code is available on our Investor Relations website at www.investors.owletcare.com. You may also request a hard copy by contacting our Chief Legal Officer at our address and telephone number provided under the “Principal Executive Offices” section. In addition, we intend to post on our website all disclosures that are required by applicable SEC and NYSE rules concerning any amendments to, or waivers of, any provisions of our Code.

Insider Trading Compliance Policy; Anti-Hedging Policy
The Board has adopted an Insider Trading Compliance Policy, which governs the purchase, sale and other dispositions of our securities and applies to all of our directors, officers and employees. We believe our Insider Trading Compliance Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and listing standards applicable to the Company. A copy of our Insider Trading Compliance Policy was filed as Exhibit 19.1 to our 2025 Form 10-K.

The Insider Trading Compliance Policy prohibits our directors, officers and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset (or are designed to hedge or offset) any decrease in the market value of our equity securities. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited.

Clawback Policy

We have instituted a clawback policy in accordance with the NYSE’s final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, effective October 2, 2023 to support a culture of focused, diligent and responsible management that discourages conduct detrimental to our growth. The policy applies to each person who serves as an executive officer of the Company, as defined in Rule 10D-1(d) under the Exchange Act. In the event of a qualifying financial restatement, a covered employee will be required to forfeit erroneously awarded incentive compensation to the Company to the extent required under applicable law.

Equity Grant Practices
Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted such awards on a predetermined annual schedule.
The grant dates of these equity awards are generally selected so as not to be within a short period of time, as described in the SEC’s Staff Accounting Bulletin 120 (“SAB 120”), prior to the release of material nonpublic information (“MNPI”) such as on Forms 8-K, 10-Q, or 10-K. Grants of equity awards may occur at other times during the year due to business needs, such as for newly hired employees or officers or newly appointed directors. The Board and Compensation Committee do not anticipate the timing of disclosure of MNPI when determining the timing and terms of such awards, and we do not time the release of MNPI for the purpose of affecting the value of executive compensation.
During fiscal year 2025, we did not grant stock options, stock appreciation rights, or similar option-like instruments to our named executive officers in the period beginning four business days prior to the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses MNPI and ending one business day thereafter.

Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such written correspondence to the attention of the General Counsel at our address provided under the “Principal Executive Offices” section. The General Counsel will forward the communication to the appropriate director or directors as appropriate.

EXECUTIVE AND DIRECTOR COMPENSATION
Overview
Throughout this “Executive and Director Compensation” section, unless the context requires otherwise, references to "Owlet," "we," "us," "our," the "company" and similar terms in this section refer to Old Owlet prior to the Merger, and to Owlet, Inc. following the Merger.
This section discusses the material components of the executive compensation program for our 2025 named executive officers. Our named executive officers for 2025 are:

•	Kurt Workman, our President and Chief Executive Officer;

•	Jonathan Harris, our former President and Chief Executive Officer; and

•	Amanda Twede Crawford, our Chief Financial Officer
As a "small reporting company" as defined in Item 10(f)(1) of Regulation S-K, we have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies. These requirements include, among other things, providing a Summary Compensation Table covering only our last two completed fiscal years and excluding the Compensation Discussion and Analysis (CD&A) and certain other tabular and narrative disclosures.

2025 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Kurt Workman	2025	300,000	229,922	217,829 (4)	—	51,654(4)	799,405
President and Chief Executive Officer	2024	375,000	—	384,923	225,000	2,150	987,073
Jonathan Harris (5)	2025	419,231	—	3,498,403	310,625	—	4,228,259
Former President and Chief Executive Officer	2024	375,000	—	880,790	187,500	—	1,443,290
Amanda Twede Crawford	2025	340,962	—	1,901,721	157,531 (6)	15,242	2,415,456
Chief Financial Officer	2024	274,923	—	306,540	105,000	2,150	688,613

(1)	Effective October 1, 2025, Mr. Workman transitioned from Chief Executive Officer to Executive Chairman of the Board. In recognition of his efforts as Chief Executive Officer from January 1, 2025 through the transition date and in light of his loss of eligibility to earn incentive pay under the Company-wide performance-based bonus program, Mr. Workman was awarded a one-time cash bonus designed to provide him with the pro-rated portion of the bonus he would have earned for fiscal 2025 under the Company-wide performance-based bonus program (based on the Company's performance for the first three quarters of 2025) had he been eligible to receive an award under this program.

(2)
Amounts shown represent the aggregate grant date fair value for financial statement reporting purposes of restricted stock units (“RSUs”) awards and performance-based restricted stock units (“PRSUs”) as computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). See Note 10 (Share-Based Compensation) to the Company’s consolidated financial statements included in the Form 10-K for the assumptions used in determining these values.

Our named executive officers, other than Mr. Workman, received time-based RSUs, the grant date fair value of which was based on the fair value of our Class A common stock on the date of grant. In addition, our named executive officers, other than Mr. Workman, also received PRSUs which are eligible to be earned, if at all, based on achievement of cumulative net revenue goals depending on the Company's performance during the period from January 1, 2025 to December 31, 2028, and the fair value of these awards was based on the grant date fair market value of our Class A common stock. The shares are eligible to be earned on a quarterly basis during the performance period depending on the results of the cumulative net revenue.

The grant date fair value of $2,990,000 and $1,495,000 for the PRSUs awarded to Mr. Harris and Ms. Crawford, respectively, is based on the probable outcome (which reflects full 100% vesting of the awards). Accordingly, the probable outcome of the performance conditions as of the grant date, are the same as the maximum level of performance under the performance conditions as of the grant date.

(3)
For 2025, amounts represent, for Mr. Workman, $1,654 in Company-paid contributions to a healthcare savings account and for Ms. Crawford, $2,150 in Company-paid contribution to a healthcare savings account and $13,092.30 in Company-matching 401K contributions.

(4)
Effective October 1, 2025, Mr. Workman transitioned into a non-employee director role, Executive Chairman of the Board. For the remainder of 2025, he received a pro-rated portion of the Executive Chair retainer fee of $200,000 and an annual equity award pursuant to our non-employee director compensation program. The following table sets forth the aggregate dollar amount of all fees paid to Mr. Workman during 2025 for his services as a non-employee director:

Name Fees Earned or Paid in Cash ($) Stock Awards ($) Total ($)
Kurt Workman 50,000 217,829(a) 267,829(a)
(a)
Due to Mr. Workman's transition from Executive Chairman to President and Chief Executive Officer on April 6, 2026, his stock award granted in connection with his service as Executive Chairman has been forfeited.

(5)	Mr. Harris ceased serving as our President and Chief Executive Officer on April 6, 2026.

(6)	Ms. Crawford elected to receive her entire 2025 annual incentive cash bonus in the form of fully vested shares of our Class A common stock.
Narrative to the Summary Compensation Table
2025 Annual Base Salary
We pay our executives a base salary to compensate them for services rendered to the Company. Base salary provides a fixed component of compensation reflecting each executive’s experience, role, responsibilities, and market conditions.

During 2025, the annual base salaries of Messrs. Workman and Harris were each initially established at $375,000; Upon his promotion to Chief Executive Officer, Mr. Harris's annual base salary was increased to $500,000. Effective June 30, 2025, Ms. Crawford's annual base salary was increased from $345,000 to $355,000 in order to remain competitive and retain talent. The amounts reported in the “Salary” column of the Summary Compensation Table reflect actual base salary amounts paid during 2025, including pro-rated adjustments where applicable.

Our Board of Directors and Compensation Committee may adjust base salaries from time to time in their discretion based on individual performance, Company performance, and other relevant factors.

2025 Annual Bonus

For 2025, all named executive officers were eligible to participate in the Company-wide performance-based bonus program, with bonus payouts determined based on the achievement of a pre-established EBITDA target. While the Compensation Committee recognized that during 2025 management drove meaningful financial results for the Company, including record revenue, gross margin and adjusted EBITDA results, management did not obtain the targeted level of EBITDA performance for December 31, 2025, resulting in the Committee approving 88.8% of target payouts for all participants, including our named executive officers (other than Mr. Workman who was ineligible to receive a payout under the program following his transition to the role of Executive Chairman of the Board). Bonus awards were calculated formulaically, without discretionary adjustments, and were paid in 2026. The amounts earned by each of our named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Ms. Crawford, with approval by the Compensation Committee, elected to receive her fiscal 2025 bonus in the form of fully vested shares of our Class A common stock.

Our Board and Compensation Committee retain discretion to adjust target bonus opportunities in future years as appropriate.

One-Time Bonus for Kurt Workman

Effective October 1, 2025, Mr. Workman transitioned from Chief Executive Officer to Executive Chairman of the Board. In recognition of his efforts as Chief Executive Officer from January 1, 2025 through the transition date and in light of his loss of eligibility to earn incentive pay under the Company-wide performance-based bonus program described above, Mr. Workman was awarded a one-time cash bonus of $229,922. The amount awarded by the Compensation Committee was designed to provide Mr. Workman with the pro-rated portion of the bonus he would have earned for fiscal 2025 under the Company-wide performance-based bonus program (based on the Company's performance for the first three quarters of 2025) had he been eligible to receive an award under such program.

2025 Equity Compensation

We grant equity awards to our employees, including our executive officers, to attract and retain talent, motivate performance, and align employee interests with those of our shareholders. Our equity program for our named executive officers includes time-based restricted stock units (“RSUs”), and performance-based restricted stock units (“PRSUs”), as described below. Each RSU represents the right to receive one share of our Class A common stock upon vesting, subject to continued service.

Time-Based RSUs

In September 2025, we granted annual RSU awards to employees, including our named executive officers, as part of our regular equity compensation program. Mr. Harris was granted 60,024 RSUs which were set to vest at 100% on December 15, 2026, subject to service conditions. Ms. Crawford was granted 48,019 RSUs which vest 100% on December 8, 2026, subject to service conditions. Mr. Workman did not receive an annual equity award for fiscal 2025 as a named executive officer. All of Mr. Harris's outstanding equity awards vested within thirty (30) days of his departure from the Company on April 6, 2026.

Performance-Based RSUs (PRSUs)

In November 2025, we granted PRSUs to Mr. Harris and Ms. Crawford. The PRSUs provided Mr. Harris and Ms. Crawford the opportunity to earn up to 250,000 and 125,000 shares of our Class A common stock, respectively, based on achievement of cumulative net revenue goals depending on the Company's performance during the period from January 1, 2025 to December 31, 2028. Subject to service conditions, the shares underlying the PRSUs are eligible to be earned in six equal tranches on a quarterly basis during the performance period based on the Compensation Committee's assessment following the end of each quarter to determine whether the goal corresponding to any unvested tranche established under the PRSUs has been achieved. Cumulative net revenue is defined as our GAAP net revenue under the PRSUs

Other Elements of Compensation
Retirement Savings and Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including our executive officers, who satisfy certain eligibility requirements. Our executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
All of our full-time employees, including our executive officers, are eligible to participate in our health and welfare plans. These health and welfare plans include (i) medical, dental and vision benefits, (ii) short-term and long-term disability insurance, and (iii) supplemental life and accidental death & dismemberment insurance.
Perquisites and Other Personal Benefits
We determine perquisites on a case-by-case basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer, and such determinations may be made in consultation with the Board, Compensation Committee, Company management, an independent compensation consultant or other independent consultants or advisors. None of our named executive officers received any perquisites during 2025.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table summarizes the outstanding equity awards held by our named executive officers as of December 31, 2025. The number of shares and exercise prices of the equity awards have been adjusted to reflect the 1 for 14 reverse stock split we completed on July 7, 2023.

	Option Awards				Stock Awards
Name	Vesting Start Date	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Kurt	10/16/2025	10/16/2025			25,329(2)	410,077
Workman

Jonathan	1/01/2025	11/20/2025					250,000(3)	4,047,500
Harris	9/30/2025	9/30/2025			60,024(4)	971,789
	9/25/2024	9/25/2024			88,692(5)	1,435,923
	1/15/2024	1/17/2024			31,037(6)	502,489
	8/15/2023	7/25/2023			34,325(7)	555,722

Amanda	1/1/2025	11/20/2025					125,000(8)	2,023,750
Crawford	9/30/2025	9/30/2025			48,019(9)	777,428
	9/25/2024	9/25/2024			66,519(10)	1,076,943
	4/15/2022	4/15/2022			985(11)	15,947

(1)	Amounts are calculated by multiplying the number of RSUs or PRSUs in the table by $16.19, which was the per share closing price of our Common Stock on December 31, 2025.

(2)
The RSUs vest as to 100% of the underlying shares on the earlier of the 2026 Annual Meeting or the anniversary of the grant date, subject to Mr. Workman's continued service with the Company as Executive Chairman.

(3)
Represents the unvested portion of the PRSUs consisting of six equal tranches, each of which has its own vesting goal based on achievement of cumulative net revenue over the period beginning on January 1, 2025 and ending on December 31, 2028. The PRSUs are eligible to vest quarterly as to any tranche (or multiple tranches) of the underlying shares when certain attainment metrics are met and certified by the Compensation Committee, subject to Mr. Harris's continued service with the Company. The number of shares and the payout value for the PRSUs reflect payout at maximum since the Company's performance for the first year of the three-year performance period.

(4)	The RSUs vest as to 100% of the underlying shares on December 15, 2026, subject to Mr. Harris's continued service with the Company.

(5)	The RSUs vest as to 100% of the underlying shares on April 8, 2026, subject to Mr. Harris's continued service with the Company.

(6)	The RSUs vest as to 25% of the underlying shares on the first anniversary of the date of grant, and in equal installments on a quarterly basis thereafter through the third anniversary of the date of grant, subject to Mr. Harris's continued service with the Company.

(7)	The RSUs vest as to 25% of the underlying shares on the first anniversary of the date of grant, and in equal installments on a quarterly basis thereafter through the third anniversary of the date of grant, subject to Mr. Harris's continued service with the Company.

(8)
Represents the unvested portion of the PRSUs consisting of six equal tranches, each of which has its own vesting goal based on achievement of cumulative net revenue over the period beginning on January 1, 2025 and ending on December 31, 2028. The PRSUs are eligible to vest quarterly as to any tranche (or multiple tranches) of the underlying shares when certain attainment metrics are met and certified by the Compensation Committee, subject to Ms. Crawford's continued service with the Company. The number of shares and the payout value for the PRSUs reflect payout at maximum since the Company's performance for the first year of the three-year performance period.

(9)	The RSUs vest as to 100% of the underlying shares on December 8, 2026, subject to Ms. Crawford's continued service with the Company.

(10)
The RSUs vested as to 25% of the underlying shares on the first anniversary of the date of grant, and in equal installments on a quarterly basis thereafter through the third anniversary of the date of grant, subject to Ms. Crawford's continued service with the Company.

(11)
The RSUs vested as to 25% of the underlying shares on the first anniversary of the date of grant, and in equal installments on a quarterly basis thereafter through the third anniversary of the date of grant, subject to Ms. Crawford's continued service with the Company.

As previously disclosed, in addition to the compensation disclosed above, in connection with Mr. Workman’s transition from Chief Executive Officer to Executive Chair of the Board, the Compensation Committee accelerated the vesting of all of his outstanding unvested RSUs (95,741 RSUs in the aggregate) as of October 1, 2025.

Executive Compensation Arrangements
We have entered into an offer letter with each named executive officer that sets forth the named executive officer’s base salary, employee benefits eligibility, any signing bonus or one-time bonus opportunity and initial equity award. Any severance benefits included in the offer letters of our named executive officers were superseded by our Executive Change in Control Severance Plan (the “CIC Severance Plan”) described below.

On April 3, 2026, in connection with Mr. Workman’s appointment as President and Chief Executive Officer, we entered into an offer letter with him pursuant to which he (i) will receive an annual base salary of $500,000 and (ii) is eligible to earn an annual cash performance bonus target equal to 70% of his annual base salary, with the actual bonus amount to be determined by the Compensation Committee based on Company and individual performance. Additionally, we agreed to grant Mr. Workman 850,000 RSUs thereunder. He is also a participant under the CIC Severance Plan described below.

Executive Change in Control Severance Plan

In August 2023, our Compensation Committee adopted the CIC Severance Plan, under which each of our named executive officers is eligible to receive compensation and benefits in the event of an involuntary termination of employment by the Company without cause, or a resignation by the executive for good reason, which occurs within 3 months prior to, or 12 months after, the effective date of a change in control of the Company (a “Covered Termination”).
The CIC Severance Plan provides our named executive officers the following payments and benefits upon a Covered Termination, subject to the execution of a general release of claims against the Company and its affiliates: (i) a payment equal to 12 months base salary plus the target bonus for the year the Covered Termination occurred, prorated for the number of days the applicable executive was employed in such year, (ii) continued health coverage for a period of 12 months, or until the executive and the executive’s covered dependents become eligible for healthcare coverage under another employer’s plan(s), and (iii) accelerated vesting of all equity awards outstanding and unvested as of the date of the Covered Termination. The payments and benefits provided to our named executive officers under the CIC Severance plan are in lieu of benefits that would be incurred due to a Covered Termination under any other separation plan or agreement, including the employment offer letters, as applicable.
Director Compensation
We maintain a non-employee director compensation program providing compensation for our non-employee directors who are unaffiliated with our institutional investors. The program provides eligible directors an annual cash retainer of $50,000 for serving on the Board, and an additional annual cash retainer of $32,500 for serving as the chairperson of the Audit and Risk Committee. Our directors may elect to receive their fees in cash, in RSUs, or in a combination of cash and RSUs. RSUs received pursuant to this election are granted on the fifth business day following the end of the applicable calendar quarter, and are fully-vested on the date of grant. In addition to the above fees, directors are also reimbursed for their out-of-pocket expenses in attending in-person meetings.
The non-employee director compensation program also provides for an annual award of RSUs, calculated by dividing $150,000 by the 30 trading day average closing price of a share of our Common Stock as of the date of such annual meeting of the Company’s stockholders, rounded down to the nearest whole number. Such RSU awards are granted to continuing non-employee directors following each annual meeting of our stockholders, and vest immediately prior to the next annual meeting of the Company’s stockholders, subject to continued service of the director.
The following table sets forth information concerning the compensation of our non-employee directors for the year ended December 31, 2025. During 2025, Mr. Workman served as an executive officer prior to transitioning into a non-employee director role, Executive Chairman of the Board. The non-employee director compensation paid to him in 2025 is reported in the Summary Compensation Table above under the column captioned “All Other Compensation.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Lior Susan	—	—	—
Zane M. Burke	50,000	163,366	213,366
Laura J. Durr	82,500	163,366	245,866
Melissa A. Gonzales	50,000	163,366	213,366
John C. Kim	50,000	163,366	213,366
Amy N. McCullough	—	—	—
Marc F. Stoll	50,000	163,366	213,366

(1)
The amounts shown in this column relate to annual RSU grants made to each non-employee director in 2025 as further described below under the heading “Director Compensation.” These amounts reflect the 2025 annual RSU award, which was granted in October 2025 and are based upon the grant date fair value of awards calculated in accordance with FASB ASC Topic 718. See Note 10 (Share-Based Compensation) to the Company’s consolidated financial statements included in the Form 10-K for the assumptions used in determining these values.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure, as it applies to smaller reporting companies, regarding executive “Compensation Actually Paid” (“CAP”), as calculated under applicable SEC rules, for our principal executive Officer (“PEO”) and our other named executive officers (“Non-PEO NEOs”) and certain financial performance measures for the fiscal years ended December 31, 2025, 2024 and 2023.

In determining the CAP to our PEO and the CAP to our non-PEO NEOs, we are required to make various adjustments to the total compensation amounts that have been reported in the Summary Compensation Table (“SCT”), as the SEC’s valuation methods for this section differ from those required in the SCT. Information regarding the methodology for calculating CAP to our PEO and the CAP to our non-PEO NEOs, including details regarding the amounts that were deducted from, and added to, the SCT totals to arrive at the values presented for CAP, are provided in the footnotes to the table. Note that for non-PEO NEOs, compensation is reported as an average.

The Company is a smaller reporting company and is not required to disclose the total shareholder return for our peer group or to disclose the company-selected measure or the tabular list of our most important financial performance measures.

Pay versus Performance

Year (1)	Summary Compensation Table Total for PEO 1(2)	Compensation Actually Paid to PEO 1(3)	Summary Compensation Table Total for PEO 2(2)	Compensation Actually Paid to PEO 2(3)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (1)(3)	Value of Fixed $100 Investment Based on Total Shareholder Return(4)	Net Income/(Loss) (in thousands)
2025	$799,405	$1,253,858	$4,228,259	$7,731,465	$2,415,456	$4,147,772	206.87	$(39,678)
2024	$987,073	$920,147			$1,065,372	$1,036,353	56.86	$(12,536)
2023	$269,127	$(88,448)			$687,402	$716,567	67.47	$(32,901)

(1) The following table lists the PEOs and non-PEO NEOs for each fiscal year.

Year	PEOs	Non-PEO NEOs
2025	Kurt Workman, Jonathan Harris	Amanda Twede Crawford
2024	Kurt Workman	Amanda Twede Crawford, Jonathan Harris
2023	Kurt Workman	Kathryn Scolnick, Jonathan Harris
(2) Kurt Workman (“PEO 1”) was our PEO until October 1, 2025, when he transitioned to the Executive Chairman role and Jonathan Harris was appointed as our PEO for the remainder of 2025. Jonathan Harris (“PEO 2”) served as our PEO until April 6, 2026, when Kurt Workman was reappointed as our PEO. The amounts in this column represent the amounts from the “Total” column set forth in the Summary Compensation Table for the applicable year. Compensation for each individual PEO is presented separately in the table above in accordance with SEC rules.
(3) The dollar amounts represented in this columns represent the amounts of “compensation actually paid” (“CAP”), as computed in accordance with Item 402(v) of Regulation S-K. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to our named executive officers during the applicable year. For the periods presented, CAP reflects adjustments to the amounts reported in the Summary Compensation Table, as described below in the reconciliations. For purposes of calculating CAP, the fair value of equity awards is calculated in accordance with FASB ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to “Executive and Director Compensation–2025 Summary Compensation Table” for additional information).
(4) Assumes $100 was invested for the period starting December 31, 2022, through the end of the listed year in a share of our common stock, and assumes reinvestment of dividends.

RECONCILIATION OF SUMMARY COMPENSATION TABLE TOTAL TO COMPENSATION ACTUALLY PAID FOR PEO 1

Year	2025
Summary Compensation Table Total	$799,405
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	$(217,829)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$410,077
Plus(/Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$—
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$450,409
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$(188,204)
Compensation Actually Paid	$1,253,858

RECONCILIATION OF SUMMARY COMPENSATION TABLE TOTAL TO COMPENSATION ACTUALLY PAID FOR PEO 2

Year	2025
Summary Compensation Table Total	$4,228,259
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	$(3,498,403)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$5,019,289
Plus(/Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$1,808,594
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$173,726
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$—
Compensation Actually Paid	$7,731,465

RECONCILIATION OF SUMMARY COMPENSATION TABLE TOTAL TO COMPENSATION ACTUALLY PAID FOR NON-PEO NEOS

Year	2025
Summary Compensation Table Total	$2,415,456
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	$(1,901,721)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$2,801,178
Plus(/Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$792,485
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$40,374
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$—
Compensation Actually Paid	$4,147,772

Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between the average Compensation Actually Paid to our PEOs, the average Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Compensation Actually Paid vs. Company TSR
$7,500,000
$5,000,000
$2,500,000
$—
$100
$90
$80
$70
$60
$50
2023
2024
2025
PEO 1
PEO 2*
Average for Non-PEO NEOs
TSR

*PEO 2 did not become PEO until 2025

Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between the average Compensation Actually Paid to our PEOs, the average Compensation Actually Paid to our Non-PEO NEOs, and our Net Loss during the three most recently completed fiscal years.

Compensation Actually Paid vs. Net Loss
$7,500,000
$5,000,000
$2,500,000
$—
$—
$(10)
$(20)
$(30)
$(40)
$(50)
2023
2024
2025
PEO 1
PEO 2*
Average for Non-PEO NEOs
Net Loss (millions)

*PEO 2 did not become PEO until 2025

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes securities available under our equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)(2)	Weighted Average Per Share Exercise Price of Outstanding Options, Warrants and Rights(1) ($) (b)(3)	Number of Securities Remaining Available Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(4)
Equity compensation plans approved by security holders (1)	2,676,113	2.71	520,221
Equity compensation plans not approved by security holders(5)	129,863	—	—
Total	2,805,976	2.71	520,221

(1)	Consists of the 2014 Incentive Plan and the 2021 Incentive Plan.

(2)
Represents (i) 237,221 shares of Common Stock to be issued upon exercise of outstanding options and (ii) 2,193,755 shares subject to outstanding RSUs, and (iii) 375,000 shares subject to outstanding PRSUs.

(3)	Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the shares of Common Stock subject to outstanding RSUs.

(4)
Represents 168,331 shares remaining available for issuance under the 2021 Incentive Plan and 351,890 shares available for issuance under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”). As of July 15, 2021, in connection with the Merger, no new awards are made under the 2014 Incentive Plan. The 2021 Incentive Plan provides for an annual increase to the number of shares available for issuance thereunder on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, by an amount equal to the lesser of (i) 5% of the aggregate number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of Common Stock as is determined by the our Board (but no more than 9,720,372 shares may be issued upon the exercise of incentive stock options). The 2021 ESPP provides for an annual increase to the number of shares available for issuance thereunder on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, by an amount equal to the lesser of (i) 1% of the aggregate number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of Common Stock as is determined by our Board, provided that no more than 26,083,000 shares of our Common Stock may be issued under the 2021 ESPP.

(5)	Consists of RSUs granted outside of our 2014 Incentive Plan and the 2021 Incentive Plan pursuant to inducement awards granted to an employee .

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our Common Stock, Series A Preferred Stock and Series B Preferred Stock as of April 24, 2026 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of the outstanding shares of any class of our outstanding voting securities;

•	each of the Company’s directors and director nominees;

•	each of the Company’s named executive officers included in the Summary Compensation Table; and

•	all of the Company’s directors and executive officers as a group.
Beneficial ownership is determined according to SEC rules, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or become exercisable within 60 days. Except as described in the footnotes below, we believe that based on the information furnished to us, each person and entity named in the table below has sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them, subject to any applicable community property laws.
The number of shares of our Common Stock beneficially owned by our directors and executive officers includes shares that such persons have the right to acquire within 60 days of April 24, 2026, including through the exercise of stock options and warrants conversion of our Series A Preferred Stock and Series B Preferred Stock as noted in the table footnotes.
Unless otherwise indicated below, the address for each beneficial owner listed is in the care of Owlet, Inc., 2940 West Maple Loop Drive, Suite 203, Lehi, Utah 84048.

	Shares Beneficially Owned
	Title or Class of Securities

	Common Stock(2)		Series A Preferred Stock(2)		Series B Preferred Stock(2)

Name and address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage Beneficially Owned(3)	Number of Shares Beneficially Owned	Percentage Beneficially Owned(4)	Number of Shares Beneficially Owned	Percentage Beneficially Owned(5)	Combined Voting Power(2)

Holders of More Than 5%
Entities affiliated with Eclipse(6)	9,656,635	31.50%	8,080	70.39%	6,000	64.86%	30.59%
Trilogy Equity Partners, LLC(7)	2,022,178	6.94%	1,086	9.46%	2,286	24.71%	6.41%
AWM Investment Company, Inc.(8)	1,748,251	6.09%	—	—	—	—	5.51%
John Stanton and Theresa Gillespie(9)	588,130	2.04%	313	2.73%	714	7.72%	1.97%
The Melton 2020 Irrevocable Trust(10)	459,363	1.60%	600	5.23%	—	—%	1.45%
Litespeed Capital, LLC(11)	306,242	1.06%	1,000	8.71%	—	—%	0.97%
Directors and Named Executive Officers

Zane M. Burke(12)	89,006	*	—	—	—	—	*
Laura J. Durr(12)	81,673	*	—	—	—	—	*
Melissa A. Gonzales(12)	68,909	*	—	—	—	—	*
John C. Kim(13)	294,598	1.02%	200	1.74%	250	2.70%	*
Amy N. McCullough	—	*	—	—	—	—	*
Marc F. Stoll	—	*	—	—	—	—	*
Lior Susan(14)	9,656,635	31.50%	8,080	70.39%	6,000	64.86%	30.59%
Kurt Workman(15)	559,391	1.95%	200	1.74%	—	—	1.77%
Jonathan Harris(12)	205,111	*	—	—	—	—	*
Amanda Twede Crawford(12)	164,781	*	—	—	—	—	*
All Directors and Executive Officers as a Group (Ten Individuals)(16)	11,120,103	36.17%	8,480	73.87%	6,250	67.57%	35.22%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address for each beneficial owner listed is c/o Owlet, Inc., 2940 West Maple Loop Drive, Suite 203, Lehi, Utah 84048.

(2)	Each share of our Common Stock is entitled to one vote, and each share of our Series A Preferred Stock and Series B Preferred Stock is entitled to that number of votes equal to the whole number of shares of our Common Stock into which such holder’s aggregate number of Series A Preferred Stock and/or Series B Preferred Stock, as applicable, are convertible.

The beneficial ownership information shown in the table under “Common Stock” includes the number of shares of our Common Stock held by such holder, as well as shares of our Common Stock such holder could acquire within 60 days of April 24, 2026, including by converting shares of Series A Preferred Stock, Series B Preferred Stock, exercising warrants or options, or upon settlement of restricted stock units. Each share of Series A Preferred Stock is currently convertible into shares of Common Stock at a conversion rate of 145.7726, and each share of Series B Preferred Stock is currently convertible into shares of Common Stock at a conversion rate of 129.6596. The percentage reported under “Combined Voting Power” represents the holder’s voting power with respect to all of our shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock outstanding as of April 24, 2026, voting as a single class, and, as to each holder, without including any shares of Common Stock that such holder could acquire by exercising warrants or options or upon vesting of restricted stock units, as such securities confer no voting power until the issuance of Common Stock upon their exercise or settlement, as applicable.

(3)	Percentages are based upon the 28,697,594 shares of our Common Stock that were outstanding on April 24, 2026.

(4)	Percentages are based upon the 11,479 shares of our Series A Preferred Stock that were outstanding on April 24, 2026, representing 1,673,320 in voting power entitled to vote.

(5)	Percentages are based upon the 9,250 shares of our Series B Preferred Stock that were outstanding on April 24, 2026, representing 1,199,348 in voting power entitled to vote.

(6)
Based on (A) information stated in the Schedule 13D/A filed with the SEC on October 15, 2025 by Eclipse Ventures GP I, LLC (“Eclipse I GP”), Eclipse Ventures Fund I, L.P. (“Eclipse I”), Eclipse Continuity GP I, LLC (“Eclipse Continuity GP”), Eclipse Continuity Fund I, L.P. (“Eclipse Continuity I”), Eclipse Early Growth GP I, LLC (“Eclipse EG GP I”), Eclipse Early Growth Fund I, L.P. (“Eclipse EGF I”) and Mr. Susan and (B) information known to the Company. Consists of (i) 1,066,472 shares of our Common Stock held by Eclipse Continuity I, (ii) 968,694 shares of our Common Stock held by Eclipse I, (iii) 5,665,669 shares of Common Stock held by Eclipse EGF I and (iv) an aggregate of 1,955,800 shares of our Common Stock issuable upon conversion of shares of our Series A Preferred Stock and/or our Series B Preferred Stock held by Eclipse EGF I. Eclipse Continuity GP is the general partner of Eclipse Continuity I and may be deemed to have voting and dispositive power over the shares held by Eclipse Continuity I. Eclipse I GP is the general partner of Eclipse I and may be deemed to have voting and dispositive power over the shares held by Eclipse I. Eclipse EG GP I is the general partner of Eclipse EGF I and may be deemed to have voting and dispositive power over the shares held by Eclipse EGF I. Mr. Susan, a member of the Issuer's Board, is the sole managing member of each of Eclipse Continuity GP, Eclipse I GP and Eclipse EG GP I and may be deemed to have voting and dispositive power with respect to the shares held by each of Eclipse Continuity I, Eclipse I and Eclipse EGF I.The principal business address of each of the foregoing entities is c/o Eclipse Ventures, 541 High Street, Suite 4, Palo Alto, California 94301.

(7)
Based on information included in the Schedule 13D/A filed with the SEC on October 15, 2025 and on information known to the Company, Trilogy Equity Partners, LLC has sole voting and sole dispositive power over 2,022,178 shares of our Common Stock and consists of (i) 1,567,468 shares of Common Stock, (ii) 158,309 shares of Common Stock issuable upon conversion of Series A Preferred Stock, and (iii) 296,401 shares of Common Stock issuable upon conversion of Series B Preferred Stock. The principal business address of Trilogy Equity Partners, LLC is 155 108th Avenue N.E., Suite 400, Bellevue, Washington 98004.

(8)	Based on information included in the Schedule 13G filed with the SEC on February 13, 2026 by AWM Investment Company, Inc. has sole voting (“AWM”). AWM is the investment adviser to Special Situations Cayman Fund, L.P. (“Cayman”), Special Situations Fund III QP, L.P. (“SSFQP”), Special Situations Private Equity Fund, L.P. (“SSPE”) and Special Situations Life Sciences Fund, L.P. (“SSLS,” and together with Cayman, SSFQP and SSPE, the “Funds”). As an investment adviser to the Funds, AWM holds sole voting power and sole dispositive power over 274,251 shares of Common Stock held by Cayman, 984,000 shares of Common Stock held by SSFQP, 210,000 shares of Common Stock held by SSPE, and 280,000 shares of Common Stock held by SSLS, for an aggregate of 1,748,251 shares of our Common Stock.

(9)
Based on information stated in the Schedule 13G/A filed with the SEC on October 24, 2024 and information known to the Company. John Stanton has sole voting and sole dispositive power over 52,870 shares of our Common Stock (on an as-converted basis), and each of Mr. Stanton and Ms. Gillespie have shared voting power and shared dispositive power over 535,259 shares of our Common Stock (on an as-converted basis). Includes (i) 367,789 shares of Common Stock held by Mr. Stanton and Ms. Gillespie as tenants in common, (ii) 38,147 shares of Common Stock held by Mr. Stanton and Ms. Gillespie as tenants in common through their 89.77% ownership of PN Cellular Inc., an entity that owns 42,494 shares of Common Stock, (iii) 21,996 shares of Common Stock beneficially owned by Mr. Stanton as the sole trustee for the Peter Thomsen Trust #2, (iv) 21,996 shares of Common Stock beneficially owned by Mr. Stanton as the sole trustee for the Samuel Thomsen Trust #2, (v) 1,457 shares of Common Stock issuable upon the conversion of Series A Convertible Preferred Stock beneficially owned by Mr. Stanton as sole trustee for the Peter Thomsen Trust #2, (vi) 2,982 shares of Common Stock issuable upon the conversion of Series B Convertible Preferred Stock beneficially owned by Mr. Stanton as sole trustee for the Peter Thomsen Trust #2, (vii) 1,457 shares of Common Stock issuable upon the conversion of Series A Convertible Preferred Stock beneficially owned by Mr. Stanton as sole trustee for the Samuel Thomsen Trust #2, (viii) 2,982 shares of Common Stock issuable upon the conversion of Series B Convertible Preferred Stock beneficially owned by Mr. Stanton as sole trustee for the Samuel Thomsen Trust #2, (ix) 42,711 shares of Common Stock issuable upon the conversion of Series A Convertible Preferred Stock beneficially owned by Mr. Stanton and Ms. Gillespie as tenants in common, and (x) 86,612 shares of Common Stock issuable upon the conversion of Series B Convertible Preferred Stock beneficially owned by Mr. Stanton and Ms. Gillespie as tenants in common. The principal business address of each of Mr. Stanton and Ms. Gillespie is P.O. Box 465, Medina, Washington 98039.

(10)
Based on information known to the Company. Consists of the following held by The Melton 2020 Irrevocable Trust (“Melton Trust”): (i) 371,900 shares of Common Stock and (ii) 87,463 shares of Common Stock issuable upon conversion of Series A Preferred Stock. The principal business address of Melton Trust is 201 S. Phillips Ave., Suite 200, Sioux Falls, South Dakota 57104.

(11)
Based on information known to the Company. Consists of the following held by Litespeed Master Fund, Ltd. (“Litespeed”): (i) 160,470 shares of Common Stock and 145,772 shares of Common Stock issuable upon conversion of Series A Preferred Stock. The principal business address of Litespeed is 6th Floor, 745 5th Avenue, New York, NY, 10151.

(12)	Holdings comprised of Common Stock.

(13)
Consists of (i) 233,030 shares of Common Stock held directly by Mr. Kim, (ii) 29,154 shares of Common Stock issuable upon the conversion of Series A Preferred Stock, and (iv) 32,414 shares of Common Stock issuable upon the conversion of Series B Preferred Stock.

(14)
Based on information included (A) included in the Schedule 13D/A filed with the SEC on October 15, 2025 by Eclipse Ventures GP I, LLC (“Eclipse I GP”), Eclipse Ventures Fund I, L.P. (“Eclipse I”), Eclipse Continuity GP I, LLC (“Eclipse Continuity GP”), Eclipse Continuity Fund I, L.P. (“Eclipse Continuity I”), Eclipse Early Growth GP I, LLC (“Eclipse EG GP I”), Eclipse Early Growth Fund I, L.P. (“Eclipse EGF I”) and Mr. Susan; (ii) included in the Form 4 filed with the SEC on October 15, 2025 by Mr. Susan; and (iii) information provided to the Company by Mr. Susan. Consists of (i) 1,066,472 shares of Common Stock held by Eclipse Continuity I, (ii) 968,694 shares of Common Stock held by Eclipse I, (iii) 5,665,669 shares of Common Stock held by Eclipse EGF I and (iv) an aggregate of 1,955,800 shares of Common Stock issuable upon conversion of shares of our Series A Preferred Stock and/or our Series B Preferred Stock held by Eclipse EGF I. Eclipse Continuity GP is the general partner of Eclipse Continuity I and may be deemed to have voting and dispositive power over the shares held by Eclipse Continuity I. Mr. Susan, who serves as our Chairman of the Board, is the sole managing member of each such general partner and therefore may be deemed to have voting and dispositive power over the shares held by Eclipse I, Eclipse Continuity I and Eclipse EG GP I. Each of Eclipse I GP, Eclipse Continuity GP, Eclipse EG GP I and Mr. Susan disclaim beneficial ownership of the shares held by Eclipse I, Eclipse Continuity I and Eclipse EGF I, respectively, except to the extent of their respective pecuniary interests therein, if any. The principal business address of Mr. Susan and each of the foregoing Eclipse entities is 541 High Street, Suite 4, Palo Alto, California 94301.

(15)
Consists of (i) 379,002 shares of Common Stock held directly by Mr. Workman, (ii) 148,157 shares of Common Stock held directly by his spouse, and (iii) 29,154 shares of Common Stock issuable upon the conversion of Series A Preferred Stock.

(16)
Consists of (i) 9,070,503 shares of Common Stock held, (ii) 1,236,151 shares of Common Stock issuable upon the conversion of Series A Preferred Stock, and (iii) 810,371 shares of Common Stock issuable upon the conversion of Series B Preferred Stock.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than ten percent of our Common Stock to file with the SEC reports of their ownership and changes in their ownership of our Common Stock. To our knowledge, based solely on (i) review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2025 filed with the SEC and (ii) written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than ten percent of our Common Stock were filed on a timely basis during the year ended December 31, 2025, other than (i) late Form 4 filings for Mr. Harris, Ms. Crawford and Mr. Workman, four, six and four for each person, respectively, and in each case relating to sell-to-cover transactions for vesting of awards, and one for each person relating to a grant of an award; and one late Form 4 for each of Messrs. Burke, Kim, Stoll and Workman and Mmes. Durr and Gonzales, relating in each case to a single grant of restricted stock units pursuant to our non-employee director compensation program in October 2025. The reports were filed promptly upon discovery that a report covering the award was not filed on time.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures on Transactions with Related Persons
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE. Under such policy, a related person transaction, and any material amendment or modification to a related person transaction, will be reviewed and approved or ratified by the Audit and Risk Committee or by the disinterested members of the Board of Directors.
In connection with the review and approval or ratification of a related person transaction:

•	Management will disclose to the Audit and Risk Committee or disinterested directors, as applicable, information such as the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction and other material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•	Management will advise the Audit and Risk Committee or disinterested directors, as applicable, as to other relevant considerations such as whether the related person transaction conflicts with the terms of our agreements governing our material outstanding indebtedness that limit or restricts our ability to enter into a related person transaction; and

•	Related person transactions will be disclosed in our applicable filings under the Securities Act of 1933, as amended, or the Exchange Act, and related rules, and, to the extent required.
In addition, the related person transaction policy provides that the Audit and Risk Committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” or “non-employee” director, as applicable, under the rules and regulations of the SEC and NYSE.
A “related person transaction” is, subject to exceptions provided under SEC Regulation S-K, a transaction, arrangement or relationship in which Owlet or its subsidiaries was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	Any person who is, or at any time during the applicable period was, one of our officers or one of our directors;

•	Any person who is known by Owlet to be the beneficial owner of more than five percent (5%) of its voting stock; and

•	Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law, or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock.
Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.
Related Person Transactions
Exchange Agreement - Private Placement Warrants
On August 7, 2025, the Company entered into an Exchange Agreement with certain holders (the “Holders”) of the Company’s 2023 Private Placement Warrants and 2024 Private Placement Warrants, which included multiple related persons. Pursuant to the Exchange Agreement, the Holders agreed to exchange their 2023 Private Placement Warrants (representing 7,215,737 shares of Common Stock) and 2024 Private Placement Warrants (representing 1,799,021 shares of Common Stock) for an aggregate of 5,426,429 newly issued shares of the Common Stock (the “Exchange Shares”). The Exchange Agreement also provides that the Company will register for resale the Exchange Shares issued in the exchange.

The number of Exchange Shares issued was determined using a Black-Scholes valuation model as of August 1, 2025, which resulted in an exchange ratio of approximately 0.61 shares of Common Stock for each 2023 Private Placement Warrant and 0.56 shares of Common Stock for each 2024 Private Placement Warrant.

The Company consummated the exchange on October 10, 2025. At the time of issuance, the Exchange Shares had an aggregate fair value of approximately $46.9 million. The following related persons participated in the exchange:

Holder	2023 Private Placement Warrants Exchanged	2024 Private Placement Warrants Exchanged	Shares of Common Stock Received

Greater than Five Percent Holders (1)
Entities Affiliated with Eclipse(2)	5,300,291	1,166,935	3,898,906
Trilogy Equity Partners, LLC(3)	712,915	444,601	686,469
The Melton 2020 Irrevocable Trust	393,585	—	240,075
John Stanton and Theresa Gillespie	192,332	129,918	190,816
Samuel Thomsen Trust #2(4)	6,559	4,473	6,531
Peter Thomsen Trust #2(4)	6,559	4,473	6,531
Directors and Executive Officers
Kurt Workman	131,195	—	80,235
John Kim	131,195	48,621	107,626

(1)	Additional details regarding certain of these stockholders and their equity holdings are provided in this report under the caption “Stock Ownership.”

(2)	Two of our directors, Lior Susan and Marc F. Stoll, are affiliated with Eclipse.

(3)	Our director, Amy N. McCullough, is affiliated with Trilogy Equity Partners, LLC.

(4)	The Samuel Thomsen Trust #2 and the Peter Thomsen Trust #2 are affiliated with Trilogy Equity Partners, LLC.

February 2024 Private Placement Financing
On February 29, 2024, we issued and sold to various investors (i) an aggregate of 9,250 shares of Series B Preferred Stock and (ii) warrants to purchase an aggregate of 1,799,021 shares of Common Stock (the “2024 Private Placement Warrants”), for aggregate gross proceeds of $9.25 million (collectively, the “2024 Private Placement”). The 2024 Private Placement Warrants have a per share exercise price of $7.7125 and are exercisable by the holder at any time on or before March 1, 2029.

The Certificate of Designation for the Series B Preferred Stock includes provisions that prevent Eclipse from converting its Series B Preferred Shares to the extent such action would result in Eclipse beneficially owning in excess of 48.9% of the Company’s outstanding Common Stock (the “Share Cap”), provided that such Share Cap is subject to removal at Eclipse’s sole discretion upon written notice to the Company, provided that any increase or removal of such Share Cap will not be effective before the sixty-first (61st) day after such written notice. As of the date of this report, Eclipse has not provided written notice to the Company of any change to, or removal of, the Share Cap. The following table sets forth the aggregate number of shares of Series B Preferred Stock and 2024 Private Placement warrants acquired in the 2024 Private Placement by holders of more than 5% of any class of our outstanding voting securities, including entities that became holders of more than 5% of any class of our outstanding voting securities as a result of the 2024 Private Placement, and by certain of our directors and executive officers.

Participants	Shares of Series B Preferred Stock	2024 Private Placement Warrant Shares	Aggregate Purchase Price- 2024 Private Placement

Greater than Five Percent Holders (1)
Entities Affiliated with Eclipse(2)	6,000	1,166,935	$6,000,000
Trilogy Equity Partners, LLC(3)	2,286	444,601	$2,286,000
John Stanton and Theresa Gillespie	668	129,918	$668,000
Samuel Thomsen Trust #2(4)	23	4,473	$23,000

Peter Thomsen Trust #2(4)	23	4,473	$23,000
Directors and Executive Officers
John Kim	250	48,621	$250,000

(1)	Additional details regarding certain of these stockholders and their equity holdings are provided in this report under the caption “Stock Ownership.”

(2)	Two of our directors, Lior Susan and Marc F. Stoll, are affiliated with Eclipse.

(3)	Our director, Amy N. McCullough, is affiliated with Trilogy Equity Partners, LLC.

(4)	The Samuel Thomsen Trust #2 and the Peter Thomsen Trust #2 are affiliated with Trilogy Equity Partners, LLC.
Series A Preferred Stock Conversion
On August 20, 2024, certain holders of our Series A Preferred Stock, including multiple related persons, voluntarily converted 60% of their Series A holdings into shares of our Common Stock pursuant to the terms of the Series A Certificate of Designation. The following related persons participated in the conversion:

Participants	Shares of Series A Preferred Stock Converted	Shares of Class A Common Stock Received

Greater than Five Percent Holders (1)
Entities Affiliated with Eclipse(2)	112,120	1,766,763
Trilogy Equity Partners, LLC(3)	1,631	237,755
The Melton 2020 Irrevocable Trust	900	131,195
John Stanton and Theresa Gillespie	440	64,139
Samuel Thomsen Trust #2(4)	15	2,186
Peter Thomsen Trust #2(4)	15	2,186
Directors and Executive Officers
Kurt Workman	300	43,731
John Kim	300	43,731

(1)	Additional details regarding certain of these stockholders and their equity holdings are provided in this report under the caption “Stock Ownership.”

(2)	Two of our directors, Lior Susan and Marc F. Stoll, are affiliated with Eclipse.

(3)	Our director, Amy N. McCullough, is affiliated with Trilogy Equity Partners, LLC.

(4)	The Samuel Thomsen Trust #2 and the Peter Thomsen Trust #2 are affiliated with Trilogy Equity Partners, LLC.

The shares of Common Stock issued upon conversion were based on the applicable conversion ratio set forth in the Series A Certificate of Designation and reflected the market value at the time of conversion. Other non-affiliated holders of Series A Preferred Stock also participated in the conversion on identical terms. These conversions were reviewed and approved in accordance with the Company's related person transaction policy.

Registration Rights Agreement
On February 15, 2021, Old Owlet entered into a Merger Agreement (the “Merger Agreement”) with Sandbridge Acquisition Corporation ("SBG") and Project Olympus Merger Sub, Inc. (“Merger Sub”), whereby on July 15, 2021 Merger Sub merged with and into Old Owlet, with Old Owlet surviving as a wholly owned subsidiary of SBG (the "Merger"). Following the Merger, SBG was renamed Owlet, Inc. In connection with the Closing, SBG changed its name from Sandbridge Acquisition Corporation to Owlet, Inc. ("Owlet"). Following the consummation of the Merger, Owlet became an SEC registrant and its Common Stock and warrants commenced trading on the NYSE under the symbols “OWLT” and “OWLT WS”, respectively. In connection with the closing of the Merger, we and certain shareholders of Old Owlet and SBG entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within 15 business days of the closing of the Merger. Certain Old Owlet shareholders and SBG shareholders may each request to sell all or any portion of their registrable securities in an underwritten offering up to two times in any 12-month period, so long as the total offering price is reasonably expected to exceed $50.0 million. We also agreed to provide “piggyback” registration rights, subject to certain requirements and customary conditions. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the shareholders against certain liabilities. This registration statement was filed in August 2021.
Stockholders Agreement
In connection with the closing of the Merger, we and certain shareholders of Old Owlet entered into a Stockholders Agreement (the “Stockholders Agreement”), which provides for the following terms and other customary terms and conditions:

•	Eclipse Nomination Rights. From the closing of the Merger and until such time as Eclipse beneficially owns less than 10% of the Common Stock: (i) Eclipse will be entitled to nominate one director for election upon sufficient written notice to Owlet; and (ii) if Eclipse makes a nomination, we shall include such director as a nominee for election as a director at the applicable Owlet shareholders meeting and recommend to the Owlet shareholders that such Eclipse director be elected as a director at such Owlet shareholder meeting.

•	Chairperson. Lior Susan shall serve as Chairperson of the Board at closing of the Merger.
On February 17, 2023, in connection with a private placement of shares of Series A Preferred Stock and warrants to purchase shares of Common Stock (such warrants, the “2023 Private Placement Warrants,” and such private placement, the "2023 Private Placement"), we and Eclipse Ventures Fund I, L.P., Eclipse Continuity Fund I, L.P. and Eclipse Early Growth Fund I, L.P. entered into an Amended and Restated Stockholders Agreement (the “A&R Stockholders Agreement”), which amends and restates the Stockholders Agreement. The A&R Stockholders Agreement provides that (a) until such time as Eclipse beneficially owns less than 20.0% of the total voting power entitled to elect directors, Eclipse shall be entitled to nominate two individuals (the “Eclipse Directors” and each, an “Eclipse Director”) and (b) from such time that Eclipse beneficially owns less than 20.0% of the total voting power entitled to elect directors and until Eclipse beneficially owns less than 10.0% of the total voting power entitled to elect directors, Eclipse will be entitled to nominate one Eclipse Director. Messrs. Susan and Stoll serve as the Eclipse director nominees.
Indemnification under the Certificate of Incorporation and Bylaws; Indemnification Agreements

We have also entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnities with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of shareholders to be held in 2027 (the “2027 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Corporate Secretary at our address (provided under the “Principal Executive Offices” section) not later than March 2, 2027.

Stockholders intending to present a proposal at our 2027 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Under our Bylaws, stockholders may present proposals to be considered at an annual meeting by providing timely written notice to our Corporate Secretary at our principal executive office. To be timely for our 2027 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive office not earlier than May 14, 2027, and not later than the close of business on April 14, 2027. Because we anticipate that the date of our 2027 Annual Meeting will be advanced by more than 30 days from the first anniversary of the 2026 Annual Meeting, stockholders are advised that the foregoing deadlines are subject to change. In the event that the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after August 12, 2027, then under our Bylaws our Corporate Secretary must receive such written notice not later than the close of business on the 90th day prior to the date of the 2027 Annual Meeting, or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. The notice must contain the information required by our Bylaws. SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and, in certain other cases notwithstanding the shareholder’s compliance with this deadline.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

In connection with our solicitation of proxies for our 2027 Annual Meeting, we intend to file a proxy statement and proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at www.sec.gov.

HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will household materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the 2025 Annual Report by contacting Broadridge Financial Solutions, Inc. by telephone at (866) 540-7095 or in writing sent to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
2025 ANNUAL REPORT
Our 2025 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, is being mailed with this Proxy Statement to those shareholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice & Access Card can access our 2025 Annual Report, including our Annual Report on Form 10-K for 2025, at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a shareholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary at our address and telephone number provided under the “Principal Executive Offices” section.
Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice & Access Card or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
INCORPORATION BY REFERENCE
We hereby incorporate by reference the following items into this Proxy Statement from our Annual Report on Form 10-K for the year ended December 31, 2025, which is the annual report sent to security holders pursuant to the requirements of Rule 14a-3 of the Exchange Act: Items 7, 7A, 8 and 9.

PRINCIPAL EXECUTIVE OFFICES
The mailing address and telephone number for our principal executive offices are:
Owlet, Inc.
2940 West Maple Loop Drive
Suite 203
Lehi, Utah 84048
Telephone: (844) 334-5330

By Order of the Board of Directors:

Kurt Workman
Co-Founder, President and Chief Executive Officer and Director
Lehi, Utah
June 30, 2026

Appendix A

AMENDMENT TO
OWLET, INC.
2021 INCENTIVE AWARD PLAN

THIS AMENDMENT (this “Amendment”) to the Owlet, Inc. 2021 Incentive Award Plan (the “Plan”) is made and adopted by the Board of Directors (the “Board”) of Owlet, Inc., a Delaware corporation (the “Company”), subject to, and effective upon, the approval of the Company’s stockholders (the date of such approval, the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, pursuant to Section 11.4 of the Plan, the Board has the authority to amend the Plan from time to time, including to increase the maximum aggregate number of Shares available for issuance thereunder, subject to approval of the Company’s stockholders within twelve (12) months thereof; and

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, subject to approval of the increase in reserved Shares provided by this Amendment by the Company’s stockholders within twelve (12) months of the date the Board approves this Amendment:

AMENDMENT

1. The word “and” preceding subclause (v) of Section 2.27 of the Plan is hereby deleted, and new subclause (vi) shall be added to Section 2.27 of the Plan to read as follows:

“; and (vi) 600,000 Shares.”

2. This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

A-1

Owlet

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 11, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OWLT2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 11, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00698-P54908 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OWLET, INC.

The Board of Directors recommends you vote FOR the following directors:

	For All	Withhold All	For All Except
1. Election of Directors, each for a term that expires in 2029.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Marc Stoll
02) Kurt Workman

The Board of Directors recommends you vote FOR each of proposals 2, 4 and 5 and 1 YEAR on proposal 3.

	For	Against	Abstain
2. Non-binding advisory vote to approve compensation of the named executive officers for 2025, as disclosed in the Company's 2026 proxy statement.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Non-binding advisory vote on whether an advisory vote on compensation of named executive officers should be held every one, two, or three years.	☐	☐	☐	☐

	For	Against	Abstain
4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2026.	☐	☐	☐
5. Approval of an amendment to the Amended and Restated Owlet 2021 Incentive Award Plan, as amended.	☐	☐	☐

If any other matters properly come before the meeting, or any continuation, adjournment or postponement thereof, shares represented by properly submitted proxies will be voted on such matters in the discretion of the Named Proxies.

Only stockholders of record as of the close of business on June 15, 2026 (the record date for the meeting) are entitled to receive notice of, and to vote at, the meeting.

Authorized Signatures -- Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appear(s) on the account. If shares are held in joint tenancy, all persons should sign. Trustees and administrators should include their title and authority. Corporations should provide the full name of the corporation and title of the authorized officer signing the proxy card and/or voting instruction form.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

T00699-P54908

Owlet, Inc.
Annual Meeting of Stockholders
August 12, 2026 1:00 PM ET
This proxy is being solicited on behalf of the Board of Directors

The undersigned appoints Amanda T. Crawford and Kirsten O'Donnell (the "Named Proxies"), and each of them, with full power of substitution, as lawful agents and proxies, to vote all the shares of Class A common stock, Series A Convertible Preferred Stock and/or Series B Convertible Preferred Stock of Owlet, Inc. (the "Company") that the undersigned is entitled to vote at the 2026 Annual Meeting of Stockholders of the Company, to be held at 1:00 PM, Eastern Time on August 12, 2026, by means of remote communication via the Internet, at www.virtualshareholdermeeting.com/OWLT2026, and any continuation.

This proxy, if signed, dated and returned, will be voted as directed herein by the undersigned. If this proxy is signed, dated and returned without such direction, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated herein.

All proxies previously given or executed by the undersigned with respect to the shares of Class A common stock, Series A Convertible Preferred Stock and/or Series B Convertible Preferred Stock represented by this proxy are hereby revoked. The undersigned acknowledges receipt of the Proxy Statement for the 2026 Annual Meeting of Stockholders and 2025 Annual Report to Stockholders.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE.